Exhibit 10.5

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the “Agreement”) dated effective as of March 31, 2009, between United Mine Services, Inc., an Idaho corporation (the “Purchaser”), and Mine Fabrication & Machine, Inc., an Idaho corporation, (the “Seller”), and Fred A. and Linda M. Forsberg, individually and as Co-Trustees of the Family Trust of Fred A. Forsberg and Linda M. Forsberg dated September 26, 2008 (collectively the “Forsbergs”).

RECITALS

WHEREAS, the Seller and the Forsbergs desire to sell and the Purchaser desires to purchase certain assets, properties, and rights of the Seller and the Forsbergs.;

WHEREAS, the parties hereto agreed to that certain Stock Purchase and Sale Agreement on April 11, 2007, as amended, and the transaction contemplated thereunder failed to close; and

WHEREAS, the parties hereto entered into a Letter of Intent on November 6, 2008, outlining the transaction contemplated herein and calling for a mutual release of claims by the parties upon Closing.

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS;
PURCHASE PRICE; CLOSING

1.1.           Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein) and except for those assets listed in paragraph 1.2 below: (i) the Seller shall sell, transfer, convey, assign, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from the Seller, all assets of the Seller, lists of the Seller’s customers, vendors, and employees (including names, addresses, and wage rates, but not employee files) and all of Seller’s right, title, and interest in and to its goodwill and the names “Mine Fab”, “Mine Fab & Machine, Inc.”, “Mine Fabrication & Machine, Inc.”, and any other name under which the Seller is known and does business (such rights hereinafter referred to as the “Trade Name”) and; (ii) the Forsbergs shall sell and the Purchaser shall purchase certain real

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property described in Section 2.5 (all such assets referred to herein as the “Transferred Assets”).

1.2.           Excluded Assets. Notwithstanding any other provision of this Agreement, the Seller shall retain and shall not transfer to Purchaser a Seller-owned policy of life insurance on the life of Fred Forsberg; the pickup truck used by Fred Forsberg owned by the Seller; Seller-owned cash, bank accounts, investments, employee files, computers (including all software and hardware) and corporate books and records with regard to any activity of the Seller for any period preceding Closing.

1.3.           No Assumption of Liabilities or Obligations. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not assume any liabilities or obligations of the Seller except the Seller’s open purchase orders and executory contract obligations that were entered into in the normal course of business existing for the Seller, at Closing as disclosed on Schedule 2.13 hereto, and nothing herein shall be construed as imposing any liability or obligation upon the Purchaser other than those specifically provided for herein. Seller and Forsbergs shall not assume any liability or obligations of the Purchaser, and nothing herein shall be construed as imposing any liability or obligation upon the Seller and Forsbergs other than those specifically provided for herein. Notwithstanding any other provision herein, Seller shall be responsible for payment of all employee salaries and payroll taxes (i.e., FICA, FUTA, federal income tax withholding, Idaho State income tax withholding, SUDA, and L&I taxes, etc.) through the Date of Closing, and Purchaser shall be responsible for payment of said salaries and payroll taxes owed from the day immediately following the Date of Closing forward. Seller and Forsbergs and Purchaser acknowledge and agree that all employees of the Seller are employed “at will”.

1.4.           Purchase Price.

(a)
Purchase Price. The aggregate consideration for the Transferred Assets shall be $2,700,000 [the “Purchase Price”] payable to the Seller and Forsbergs by the Purchaser as described in Section 1.4(b). The Purchase Price includes $250,000 to be allocated to inventory existing at Closing, which amount shall be adjusted to the lesser of the following for each item of inventory: (i) the Seller’s actual cost of each item of inventory existing at Closing, or (ii) the fair market value of each item of inventory. The aggregate of each item of inventory so valued shall be referred to as “Inventory Value”. Work in progress inventory shall not be included in determining Inventory Value. Inventory Value shall not include any inventory located on the Real Property that is owned by F&H Mine Supply. Inventory Value in excess of $250,000 shall increase the total Purchase Price. Inventory Value less than $250,000 shall decrease the total Purchase Price. At an agreed upon date, but no more than one week before the Closing Date, Seller and Purchaser shall meet to inspect the inventory and determine in good faith the Inventory Value to include in the purchase price, and shall

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complete the Agreement as to Inventory Value attached hereto as Schedule 1.4(a). If the parties are unable to agree on the Inventory Value by the date of Closing, the transaction shall nevertheless Close with the Inventory Value at the midpoint between the Purchaser’s valuation and the Seller’s valuation (calculated by adding the Purchaser’s valuation and the Seller’s valuation together and dividing the result by 2), not to exceed $250,000, and the amount of the Inventory Value shall be submitted to arbitration under Section 11.14.

(b)	Payment. At the Closing, the Purchaser shall pay, execute, and deliver each of the following to the Seller and Forsbergs:

(i)	cash payment of One Million Five Hundred Thousand Dollars ($1,500,000) in immediately available funds to the Seller’s bank account, as previously instructed to the Purchaser by the Seller in writing;

(ii)
the Purchaser’s Promissory Note #1, attached hereto as Exhibit “A”, in the principal amount of Five Hundred Thousand Dollars ($500,000), plus or minus the adjustment to Inventory Value as stated in Section 1.4(a).

(iii)	the Purchaser’s Promissory Note #2, attached hereto as Exhibit “B” in the principal amount of Five Hundred Thousand Dollars ($500,000);

(iv)	subordinated Deed of Trust attached hereto as Exhibit “C”; and

(v)	subordinated Security Agreement attached hereto as Exhibit “D”.

(vi)	Guaranty of Greg Stewart, in the form attached hereto as Schedule 3.7.

Purchaser has already made, and Forsbergs acknowledge receipt of, payments in a total amount of Two Hundred Thousand Dollars ($200,000).

1.5.           Allocation of Purchase Price. The Purchase Price shall be allocated among the Transferred Assets in the manner set forth in Exhibit “E”. Neither the Purchaser nor the Seller and Forsbergs shall, in connection with any tax return, any refund claim, any litigation or investigation or otherwise, take any position with respect to the allocation of the Purchase Price which is inconsistent with the manner of allocation provided in such schedule.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND FORSBERGS

Except as otherwise set forth in the schedules attached to this Agreement by reference to specific sections of this Agreement (hereinafter collectively referred to as the “Disclosure Schedule”), the Seller and Forsbergs represent and warrant to the Purchaser as set forth below:

2.1.           Organization and Good Standing. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho and is in good standing in every jurisdiction in which the conduct of its business requires it to be so qualified. For purposes of the change of Seller’s name to “Forsberg Investments, Inc.” contemplated under this Agreement, as detailed in Section 5.5(e), Purchaser and Seller acknowledge and agree that Seller may prior to Closing change its name to Forsberg Investments, Inc., and shall be the same entity as the Seller. Accordingly, the term “Seller” as used herein shall, where applicable, shall also mean “Forsberg Investments, Inc.”

2.2.           Authorization, etc. The Seller and Forsbergs have full corporate power and authority to enter into this Agreement, all exhibits and schedules hereto, and all agreements contemplated herein (this Agreement and all such exhibits, schedules, and other agreements being collectively referred to herein as the “Acquisition Documents”), to perform its obligations hereunder and thereunder, to transfer the Transferred Assets, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Seller has taken, or will take before the Closing Date, all actions required by law, its Articles of Incorporation, its By-Laws or otherwise to authorize (i) the execution and delivery of this Agreement and the other Acquisition Documents, and (ii) the performance of their obligations hereunder and thereunder.

This Agreement has been duly executed and delivered by the Seller and Forsbergs, and this Agreement is and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Seller and Forsbergs enforceable according to their terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium general principle, or similar laws now or hereafter in effect relating to creditors’ rights and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

2.3.           Title to Transferred Assets. The Seller and Forsbergs (as to the real property) own and have good and marketable title to all Transferred Assets, free and clear of all Liens. There is no significant material asset used or required by the Seller

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in conduct of its business which is not owned by the Seller or, as to the real property described in Section 2.5 below, by the Forsbergs.

2.4.           Permitted Liens. The Seller and Forsbergs have good and marketable title to all of the Transferred Assets, tangible and intangible, free and clear of all Liens except for (i) Liens set forth in the Schedule 2.4 hereto, (ii) Liens for current taxes not yet due and payable, and (iii) except as disclosed on Schedule 2.5(c) hereto, such other minor imperfections of title and encumbrances, if any, that do not, in the aggregate, have a significantly material adverse effect on the business, assets, or financial condition of the Seller (collectively hereinafter referred to as the “Permitted Liens”).

2.5.           Owned Real Property.

(a)
The real property (“Real Property”) on which the Seller operates, is owned by the Forsbergs and consists of approximately 9.0 acres located adjacent to I-90 on Silver Valley Road (a.k.a. Highway 10), Kellogg, Shoshone County, Idaho. The Forsbergs have good and marketable title to the Real Property owned by them free and clear of any Liens except for Permitted Liens.

(b)
The Real Property includes all land, buildings, structures, and other improvements used by the Seller or necessary to enable the Seller to conduct its business as it is presently being conducted. Seller does not lease any real property other than the Real Property.

(c)
To the best of the Forsbergs’ present knowledge, and except as disclosed on Schedule 2.5(c) hereto, there is no condition of the Real Property, that would be revealed by an accurate survey or physical inspection thereof, which would interfere in any respect with the use or occupancy thereof as currently used and occupied. At Closing, title to the Real Property shall be conveyed by Warranty Deed free of all encumbrances except Permitted Liens. Forsbergs shall supply a standard form of title insurance with First American Title Company, Inc., with insuring title in the Purchaser, with such restrictions of record as may be reflected in the commitment for such insurance, attached as Exhibit “F”.

(d)	To the best of the Forsbergs’ present knowledge, a portion of the Real Property may be located in a special flood hazard area designated by any state or federal governmental authority.

(e)	The legal description of the Real Property is as follows:

A parcel of land situated in the Northeast Quarter of the Southwest Quarter and Northwest Quarter of the Southwest Quarter of Section

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5, Township 48 North, Range 3 East B.M., Shoshone County, Idaho and being more particularly described as follows:

Beginning at a point where the North-South centerline of said Section 5 intersects the Northerly right-of-way line of the I-90 frontage road, whence the South Quarter Corner of said Section 5 bears South 00°51'54" West, 1,486.88 feet distant (shown of record to be South 00°42' East, 1,485.00 feet);

Thence South 87°05'43" West, 191.87 feet along said Northerly right-of-way line;

Thence North 74°08'05" West, 369.76 feet along said Northerly right-of-way to a point on the Westerly boundary of a tract described in Deeds Book 77, page 66;

Thence North 12°34'20" East, 928.58 feet along said Westerly boundary to a point on the East-West centerline of said Section 5;

Thence North 88°41'55" East, 360.46 feet along said East-West centerline to the Center Quarter of said Section 5;

Thence North 88°41'55" East, 63.40 feet along said centerline;

Thence South 00°00'04" West, 1,010.12 feet to a point on the Northerly right-of-way of said I-90 frontage road;

Thence North 87°56'36" West, 78.61 feet along said right-of-way to the point of beginning.

(f)
Purchaser and Forsbergs hereby acknowledge the existence of that certain lease entered into by Forsbergs with Young Electric Sign Company on January 27, 1998, as further detailed in item number 16 under “PART I” of “SCHEDULE B-SECTION II EXCEPTIONS” of that certain Title Commitment issued by First American Title Company, attached hereto as Exhibit “F”. Purchaser acknowledges that it has read said lease and is familiar with its terms. Purchaser and Forsbergs agree that said lease shall be assigned to Purchaser, by execution of an Assignment of Lease, attached hereto as Schedule 2.5(f), and that Purchaser shall become the Lessor thereon, and shall have all rights and obligations of the Lessor thereunder.

2.6.           No Violation. None of (i) the execution and delivery of this Agreement or any of the other Acquisition Documents by the Seller and the Forsbergs, (ii) the

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performance by the Seller and the Forsbergs of its obligations hereunder or thereunder, or (iii) the consummation of the transactions contemplated hereby or thereby after the Closing, will (A) violate any provision of the Articles of Incorporation or By-Laws of the Seller; (B) violate or constitute a default under or breach of, or permit the termination of, or cause the acceleration of the maturity of, any indenture, mortgage, contract, debt or contractual obligation of the Seller, which violation, default, breach, termination, or acceleration, either individually or in the aggregate with all other such violations, defaults, breaches, terminations, and accelerations, would have a significant material adverse effect on the Transferred Assets, including goodwill; (C) require the consent of any other party to or result in the creation or imposition of any Lien upon any property or assets of the Seller or the Transferred Assets under any indenture, mortgage, contract, debt or obligation of or to which the Seller is a party or by which the Seller is bound; (D) violate any statute, law, judgment, decree, order, regulation, or rule of any court or governmental authority to which the Seller or the Transferred Assets is subject; or (E) result in the loss of any material license or certificate benefiting the Seller.

2.7.           Financial Statements.

(a)
Delivery. The Seller has delivered to the Purchaser true and complete copies of its tax returns, as of and for the years ended 2004, 2005, 2006, and 2007, as well as its unaudited financial statements, including balance sheet and statement of operations for the twelve-month period ending December 31, 2008 (hereinafter referred to as the Seller’s “Financials”).

(b)
Accuracy. To the best of Seller’s present knowledge and without further investigation, the Financials are true and correct and fairly present the financial condition of the Seller as of the respective dates thereof and the results of operations of the Seller for the periods then ended.

2.8.           Absence of Certain Changes. Since April 11, 2007, the date of the original Stock Purchase and Sale Agreement, the Seller has not: (i) suffered any significantly material adverse change in its assets (including goodwill); (ii) suffered any damage, destruction, or loss, whether covered by insurance or not, materially adversely affecting its assets (including goodwill); (iii) permitted or allowed any of its property or assets (real, personal, or mixed, tangible or intangible) to be subjected to any mortgage or, pledge (individually and collectively hereinafter referred to as a “Lien”), except Permitted Liens; (iv) created or incurred any liability (fixed, absolute, accrued, contingent, or otherwise) except for unsecured current liabilities entered into in the ordinary course of business; (v) made any disposition of assets except in the ordinary course of business, consistent with past practice; or (vi) paid or agreed to pay any payment or compensation to any employee outside the ordinary course of business.

2.9.           Trade Names. The Seller owns, is licensed, or to the best of its present knowledge and without investigation, otherwise has the full right to use all trade names,

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used in the business of the Seller as currently conducted and as listed on Schedule 2.9. Upon Closing, Seller agrees to execute an Assignment of Trade Names, substantially in the form of Schedule 2.9 hereto, which contains a list of all trade names used by the Seller.

2.10.         Litigation. To the best of Seller’s present knowledge and without investigation, there are no actions, claims, proceedings, and investigations (“Actions”), including without limitation Actions for personal injuries, products liability, or breach of warranty arising from products sold by the Seller, pending or threatened against the Seller, or the Transferred Assets, before any court, arbitrator, or administrative or governmental body. The Seller is not subject to any judgment, order, or decree entered in any lawsuit or proceeding that has materially adversely affected, or that can reasonably be expected to materially adversely affect, the transactions contemplated by this Agreement, the Seller, or the Transferred Assets, including, without limitation, the Seller’s business practices and its ability to acquire any property or conduct business in anyway.

2.11.         Tax Returns and Payments. All of the tax returns and reports of the Seller required by law to be filed on or before the date hereof have been duly and timely filed and all taxes shown as due thereon have been paid. There are in effect no waivers of any applicable statute of limitations related to such returns. To the best of Seller’s present knowledge and without investigation, no liability for any tax will be imposed upon the Transferred Assets or the Transferred Assets with respect to any period before the Closing Date. The provisions of this Section 2.11 shall include, without limiting the generality of this Section, all reports, returns, and payments due under all federal, state, or local laws or regulations relating to income, sales, use and withholding taxes, withholding obligations, unemployment insurance, Social Security, workers’ compensation and other obligations of the same or of a similar nature. The Seller is not subject to any open audit in respect of its taxes and no deficiency assessment or proposed adjustment for taxes is pending.

2.12.         Insurance. Schedule 2.12 contains a complete list of all material policies of fire, liability, workers’ compensation and other forms of insurance owned or held by or for the benefit of the Seller (collectively, the “Insurance Policies”). The Seller has delivered to the Purchaser true and complete copies of the Insurance Policies, along with copies of all past Insurance Policies reasonably available after due and diligent search. To the best of Seller’s present knowledge and without investigation, the Seller’s tangible real and personal property and assets, whether owned or leased, are insured by reputable insurance companies licensed to do business in the state in which such property is located in such amounts customarily carried by comparable businesses, except to the extent that any failures to insure would not, in the event of a loss, have a material adverse effect upon the business of Seller. All such Insurance Policies are and will remain in full force and effect through the Closing Date and, to the best of Seller’s

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present knowledge and without investigation, there is no notice of or basis for any modification, suspension, termination, or cancellation of any Insurance Policy.

2.13.         Contracts and Commitments.

(a)
Schedule 2.13 hereto contains a complete list of each written contract of the Seller that is material to the Seller, including but not limited to the following: (i) all employment contracts between the Seller and its employees, other than those terminable by the Seller at will and without payment or penalty; (ii) all collective bargaining agreements and union contracts to which the Seller is a party; (iii) all written contracts with distributors, brokers, manufacturer’s representatives, sales representatives, service or warranty representatives, customers, and other persons, firms, or corporations engaged in the sale or distribution of the Seller’s products; (iv) all presently open purchase orders issued by the Seller in excess of $5,000, all sales orders received by the Seller in excess of $5,000 that have not yet been completed, and all purchase or sales orders that call for delivery or performance on a date more than one year from the date of this Agreement; (v) all written contracts between the Seller or any person or entity that controls, is controlled by, or is under common control with, the Seller or any family member of any such person (such entity or person, being hereinafter referred to as an “Affiliate”); (vi) all written contracts under which the Seller is either a bailor or bailee including without limitation written contracts for the bailment of vehicles; (vii) all agreements pursuant to which the Seller acquired the Trade Name or a substantial portion of its assets; and (viii) all other written executory contracts of the Seller reflecting obligations for borrowed money or for other indebtedness or guaranties thereof.

(b)	To the best of Seller’s present knowledge and without investigation, the Seller is not a party to any written contract that would restrict it from engaging in any business.

(c)
To the best of Seller’s present knowledge and without investigation, each of the contracts listed on Schedule 2.13 is valid and binding, and each has been entered into in the ordinary course of business. To the best of Seller’s present knowledge and without investigation, the Seller is not in default of the contracts described in this Section 2.13.

2.14.         Distributors and Customers. To the best of Seller’s present knowledge and without investigation, it enjoys good working relationships under all of its distributor, sales representative, and similar contracts necessary to the normal operation of its business. Except for ARM AeroSpace, with whom Seller terminated work in April, 2008, the Seller has no knowledge or basis for knowledge that any customer or group of related customers (i.e., any customers who are directly or indirectly through one or more intermediaries under common control), who, for the fiscal year ended 2008 accounted

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for more than $5,000 in aggregate volume of gross sales of the Seller, has terminated or expects to terminate a material portion of its normal business with the Seller. Seller’s working relationships with all of its distributors, sales representatives, and customers are to a large extent personal to Seller or the Forsbergs, and no guarantees can be made by Seller or Forsbergs that Purchaser will enjoy the same relations.

2.15.         Labor Relations. No employee of the Seller is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. There are no matters pending before the National Labor Relations Board or any similar state or local labor agency, and the Seller is neither engaged in nor subject to any penalties or enforcement action in respect of any unfair labor practices, and the Seller believes that it enjoys good labor relations. There are no controversies or disputes pending between the Seller and any of its employees, except for such controversies and disputes as do not and will not, individually or in the aggregate, have a material adverse effect on the Transferred Assets.

2.16.         Environmental Matters.

(a)
For purposes of this Section 2.16, the property of the Seller and Forsbergs shall mean the Real Property. Additionally, for purposes of this Section 2.16, “Hazardous Substance” means (i) a “hazardous substance” as defined in 42 USC §9601(14), as amended from time to time, and all rules, regulations, and orders promulgated thereunder as in effect from time to time, (ii) “hazardous waste” as defined in 42 USC §6903(5), as amended from time to time, and all rules, regulations, and orders promulgated thereunder as in effect from time to time, (iii) if not included in (i) or (ii) above, “hazardous waste constituents” as defined in 40 CFR § 260.10, specifically including Appendix VII and VIII of Subpart D of 40 CFR § 261, as amended from time to time, and all rules, regulations, and orders promulgated thereunder as in effect from time to time, and (iv) “source,” “special nuclear,” or “by-product material” as defined in 42 USC §3011, et seq., as amended from time to time, and all rules, regulations, and orders promulgated thereunder as in effect from time to time. Further, “Requirements of Law” shall mean all applicable federal, state or local laws, statutes, ordinances, rules, regulations, or court or administrative orders or processes, or arbitrator’s orders or processes, including those applicable to the development, manufacture, or sale of the processes, technology, results, or products of the Seller applicable to air, soil, water, or noise pollution, or the production, storage, processing, utilization, labeling, transportation, disposal, emission, or other disposition of Hazardous Substances, any of the processes used or followed, results obtained, or products developed, made, or sold by the Seller including, without limitation, under CERCLA, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control

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Act, as amended, or the Occupational Safety and Health Act of 1970, as amended.

(b)
To the best of Seller’s present knowledge and without investigation, and except as disclosed to the Purchaser, the Seller and Forsbergs are and have been in compliance with all Requirements of Law relating to Hazardous Substances and applicable to the Real Property.

(c)
To the best of Seller’s present knowledge and without investigation, and except as disclosed to the Purchaser, in the report dated _______________, 2009, from ALLWEST Testing & Engineering, undertaken as part of a Phase I Environmental Site Assessment (ESA) required by the Purchaser and its lender for certain financing of the Purchaser, detailing potential environmental concerns with regard to the Real Property, no discharge, release, spillage, uncontrolled loss, seepage, or filtration of any Hazardous Substance or any fuel, gasoline, or other petroleum product or by-product has occurred at the Real Property in an amount that violates any Requirements of Law.

(d)
Except for that reasonably necessary for the operation of its business and in conformity with historical practices, the Seller does not treat, generate, process, or transport any Hazardous Substance, nor has the Seller ever done so.

(e)
To the best of Seller’s present knowledge and without investigation, the Seller has in a timely manner obtained all Licenses and filed all reports required to be filed under or pursuant to any applicable environmental Requirements of Law.

(f)
To the best of Seller’s and Forsbergs’ present knowledge and without investigation, and except as noted in the report dated _______________, 2009, from ALLWEST Testing & Engineering, undertaken as part of a Phase I Environmental Site Assessment (ESA) required by the Purchaser and its lender for certain financing of the Purchaser, detailing potential environmental concerns with regard to the Real Property, the Real Property does not contain any underground tanks for the storage of any Hazardous Substance or fuel oil, gasoline, or any other petroleum product or by-product.

(g)
The Seller has not received any notice of writs, injunctions, decrees, orders, or judgments outstanding, or suits, claims, actions, proceedings, or investigations instituted or threatened under any environmental Requirements of Law applicable to any of the Real Property,

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(h)	The Seller has not received notice of any violation of any environmental, zoning, worker safety, or land use Requirements of Law relating to the Real Property.

2.17.         Compliance with Laws. Except as disclosed on Schedule 2.17 hereto, to the best of Seller’s and Forsbergs’ present knowledge and without investigation, the Seller is not in violation of, has not been charged with any violation of, or is not under any investigation with respect to any charge concerning any violation of any Requirements of Law, in which such violation either singly or in the aggregate with other violations would have a significantly material adverse effect upon the Transferred Assets. The Seller is not in default with respect to any order, writ, injunction, or decree of any court, agency, or instrumentality.

2.18.         Licenses, Permits, and Authorizations. To the best of Seller’s present knowledge and without investigation, the Seller has all authorizations, licenses, and other permits (collectively, “Licenses”) of (i) any governmental or regulatory agency, whether federal, state, or local.

2.19.         Inventory. The Inventory Value will be determined in accordance with Section 1.4. The inventories of the Seller are in good and merchantable condition and are suitable and usable or saleable in the ordinary course of business for the purposes intended. The Seller has reasonable inventories to conduct its business consistent with past practices.

2.20.         Property of Others. No shortage exists in any finished goods owned by customers or suppliers of the Seller and stored upon the Real Property or otherwise, or any other item of personal property owned by another for which the Seller is accountable to another. Without limiting the foregoing, all items of personal property for which the Seller is accountable under any bailment agreement, consignment contract, loan program, or otherwise are fully accounted for with no shortages or missing or lost items, are in workable, usable, and saleable condition, and have suffered no damage or deterioration.

2.21.         Condition of Tangible Assets. All of the facilities of the Seller and its equipment and other tangible assets are in good condition and repair (ordinary wear and tear excepted) and workable, usable, and adequate for the uses to which they have been put by the Seller in the ordinary course of business, and none of such facilities and none of such equipment or other tangible assets (exclusive of obsolete items no longer used in the Seller’s business) is in need of other than routine maintenance or repair. The Seller has not received any notice of any violations of any Requirements of Law with respect to the Seller’s properties or operations that have not been cured. Notwithstanding the foregoing, many of the Transferred Assets are in a used condition and it cannot be known how and when any item may break down or become the subject of additional maintenance, therefore, ALL THE FACILITIES OF THE SELLER AND ITS

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EQUIPMENT ARE SOLD “AS IS, WHERE IS” AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED.

2.22.         Disclosure. No representation or warranty by the Seller in this Agreement contains any untrue statement of a significant and material fact or omits or will omit to state any significant and material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Seller that materially adversely affects the Transferred Assets.

2.23          Purchaser’s Representations and Warranties. The Purchaser agrees to operate its business and maintain all its assets including the Transferred Assets and the Real Property in accordance with all of the representations and warranties made by the Seller and/or the Forsbergs in this Agreement, which shall apply to the Purchaser in favor of the Seller and/or the Forsbergs for as long as any amount remains owing on either of the Promissory Notes issued by the Purchaser at Closing.

2.24.         Brokerage. No broker or finder has acted directly or indirectly for the Seller or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on the actions or statements of, or agreements, arrangements, or understandings made with the Seller or any of its Affiliates.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as set forth below:

3.1.           Corporate Organization etc. The Purchaser is on the date hereof, and will be on the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho.

3.2.           Authorization, etc. The Purchaser has full corporate power and authority to enter into this Agreement and the other Acquisition Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has taken, or will take before the Closing Date, all actions required by law, its Articles of Incorporation, its By-Laws or otherwise to authorize (i) the execution and delivery of this Agreement and the other Acquisition Documents and (ii) the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Purchaser and, upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of the Purchaser, the remaining Acquisition Documents will have been duly executed and delivered by the Purchaser,

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and this Agreement is, and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Purchaser, enforceable according to their terms (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors’ rights, and (B) that the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.3.           No Violation. None of (i) the execution and delivery of this Agreement or any other Acquisition Document by the Purchaser, (ii) the performance by the Purchaser of its obligations hereunder or thereunder, or (iii) the consummation of the transactions contemplated hereby or thereby will (A) violate any provision of the Articles of Incorporation or By-Laws of the Purchaser, (B) violate, or be in conflict with, or permit the termination of, or constitute a default under or breach of, or cause the acceleration of the maturity of, any contract, debt, or other obligation of the Purchaser, which violation, conflict, default, breach, termination or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations and accelerations, would have a material adverse effect on the business, assets or financial condition of the Purchaser, (C) require the consent of any other party to, or result in the creation or imposition of any Lien upon any property or assets of the Purchaser under any agreement or commitment to which the Purchaser is a party or by which the Purchaser is bound, or (D) to the best knowledge and belief of the Purchaser, violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority to which the Purchaser is subject

3.4.           Litigation. There is no action pending or, to the best knowledge and belief of the Purchaser, threatened against the Purchaser, or any properties or rights of the Purchaser, that questions or challenges the validity of this Agreement or any of the other Acquisition Documents, nor any action taken or to be taken by the Purchaser pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby and the Purchaser does not know of any such action, proceeding, or investigation that may be asserted.

3.5.           Disclosure. No representation or warranty by the Purchaser in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein not misleading. The Purchaser shall operate Seller’s business and maintain its assets and the Real Property in accordance with all of the representations and warranties made by the Seller’s and/or the Forsbergs in this Agreement until such time as all amounts due under both Promissory Notes detailed in this Agreement have been paid in full.

3.6.           Brokerage. No broker or finder has acted directly or indirectly for the Purchaser or its Affiliates in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee

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or other commission in respect thereof based in any way on the actions or statements of, or the agreements, arrangements, or understandings made with the Purchaser or its Affiliates.

3.7.           Personal Guaranties. Except for Greg Stewart (and his spouse, if any), whose Personal Guaranty shall be in the form attached hereto as Schedule 3.7, no other person holding any stock of other equity interest in the Purchaser, or any party affiliated with the Purchaser, is giving a personal guaranty to Mountain West Bank or any affiliate of said bank with respect to financing the purchase of any of the Transferred Assets.

ARTICLE IV

OBLIGATIONS OF THE PARTIES

The Seller hereby covenants and agrees with the Purchaser and the Purchaser hereby covenants and agrees with the Seller that:

4.1.           Reasonable Access. Prior to Closing, the Seller shall afford the Purchaser and its counsel, accountants, and other authorized representatives reasonable access during normal business hours to its property, books and records so that the Purchaser and its advisors may have the opportunity to make such reasonable investigations that pertain to the Closing of this transaction. With prior notice, the Purchaser may contact employees of the Seller to discuss their employment by the Purchaser and the present and future operation of the Seller’s business. The Seller shall furnish to the Purchaser any additional financial and operating data and other reasonable information as the Purchaser and its counsel, accountants, and other authorized representatives shall from time to time reasonably request. The Seller shall, upon reasonable request, provide the Purchaser, its counsel, accountants and other authorized representatives with such information concerning the Seller as may be reasonably necessary for the Purchaser to verify the Seller’s performance of and compliance with its representations and warranties herein contained. The Purchaser shall, for as long as any amount remains owed on one or both of the Promissory Notes detailed in this Agreement and upon reasonable request, provide the Seller and Forsbergs, their counsel, accountant and other authorized representatives with such information concerning the Purchaser and its operations of the business as may be reasonably necessary for the Seller and Forsbergs to verify the Purchaser’s performance of and compliance with its representations, warranties, and covenants herein contained.

4.2.           Conduct Before Closing Date. Before the Closing Date, except as otherwise contemplated by this Agreement or as permitted by the prior written consent of the Purchaser, but without making any commitment on the Purchaser’s behalf, the Seller shall:

ASSET PURCHASE AGREEMENT, Page 15

(a)	conduct its business and operations only in the ordinary course, including, without limitation, maintaining inventories of raw materials, taken as a whole, at levels consistent with past practice;

(b)	maintain the Transferred Assets in good condition, working order, and repair (except for ordinary wear and tear);

(c)	perform its obligations in conformity with past practices under all contracts binding upon it and maintain all of its Licenses in good standing;

(d)	continue in effect the Insurance Policies (or similar coverage) referred to in Section 2.14 hereof;

(e)	to the extent that it is reasonably able, keep available the services of its current officers and employees;

(f)	to the extent that it is reasonably able, maintain and preserve the good will of the suppliers, customers, and others having business relations with it; and

(g)	before the Closing Date, upon request, consult with the Purchaser from time to time with respect to any significantly material change in the conduct of its business.

(h)	not become a party to any written contract which, if it had existed on the date hereof, would have come within the scope of the Disclosure Schedule pursuant to Section 2.13 hereof;

4.3.           Further Assurances. Before and after the Closing, each party hereto shall execute and deliver such instruments and take such other actions as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the other Acquisition Documents. Each party hereto shall use its best efforts to cause the transactions contemplated by this Agreement and the other Acquisition Documents to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of government agencies and third parties and to make all filings with and give all notices to government agencies and third parties that may be necessary or reasonably required to effect the transactions contemplated by this Agreement and the other Acquisition Documents. The Seller shall give prompt notice to the Purchaser, after receipt thereof by the Seller, of (i) any notice of, or other communication relating to, any default or event that, with notice or lapse of time or both, would become a default under any indenture, instrument, or agreement material to the Seller, to which the Seller is a party or by which the Seller is bound, and (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this

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Agreement and the other Acquisition Documents. Each corporate party shall deliver to the other, by the Closing Date, appropriate evidence of the approval of its Board of Directors and stockholders (if required by law) of this Agreement and the transactions contemplated hereby and thereby.

4.4.           Confidentiality. The parties to this Agreement hereby acknowledge and reconfirm the terms of that certain Confidentiality Agreement entered into between them, as amended, attached hereto as Exhibit “G”.

ARTICLE V

CONDITIONS TO PURCHASER’S OBLIGATIONS

The obligation of the Purchaser under this Agreement to consummate the Closing on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1.           Representations and Warranties True. The representations and warranties of the Seller and Forsbergs contained herein shall be true and accurate as of the Closing Date, except for changes permitted or contemplated by this Agreement, or those occurring in the ordinary course of business.

5.2.           No Material Changes.

(a)
No portion of the Transferred Assets that are as a whole significantly material to the operation of the business of the Seller shall, after April 11, 2007, and before the Closing Date, be damaged, destroyed, or taken by condemnation, whether or not covered by any Insurance Policy.

(b)
After April 11, 2007, and before the Closing Date, the Seller shall be subjected to changes of any kind or nature that either individually or in the aggregate have a significantly material adverse effect on the Transferred Assets.

(c)	No significant and material adverse change in the Transferred Assets shall have occurred after April 11, 2007, and be by its nature continuing.

5.3.           Performance. The Seller shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement or the other Acquisition Documents to be performed or complied with by them on or before the Closing Date. On the Closing Date and immediately prior to Closing, Purchaser and Seller shall do a physical walk through to view the Transferred Assets and verify their description, and as to inventory, verify that the inventory present during a walk through by Purchaser prior to the Closing Date remains on the premises or has been sold in the ordinary course of business.

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5.4.           Consents. All filings with and consents from government agencies required to consummate the transactions contemplated hereby and by the other Acquisition Documents shall have been made or obtained, except to the extent that making any such filing or obtaining any such consent has been waived in writing by the Purchaser or the failure to obtain any such consent or make any such filing would not have a significant and material adverse effect on the Transferred Assets.

5.5.           Closing Documents. The Seller and Forsbergs shall have delivered, or caused to be delivered to the Purchaser, the documents and instruments described below:

(a)	Copies of the resolutions adopted by the Boards of Directors of the Seller authorizing this Agreement and the other Acquisition Documents and the transactions contemplated hereby and thereby.

(b)	Warranty Deed for the Real Property, and Title Policy.

(c)	Bill of Sale for the Transferred Assets, including assignment of Trade Names in the form of Schedule 2.9 hereto.

(d)
A copy of Articles of amendment to the Articles of Incorporation of the Seller, duly authorized and executed and in form and substance, filed by the Seller with the Secretary of State of the State of Idaho, changing the Seller’s name to Forsberg Investments, Inc. (which purchaser hereby acknowledges does not include the Trade Name, any variation thereof, or any other word which could be reasonably confused therewith). Seller will have filed an Application for Reservation of Legal Entity Name with the Secretary of State of the State of Idaho, reserving the name “Mine Fabrication & Machine, Inc.” until Closing, at which time Seller shall deliver to Purchaser a notice of transfer of a reserved corporate name suitable for immediate filing by the Purchaser with the Secretary of State of the State of Idaho.

(e)
Acknowledgement that a total of $7,150.00 is to be applied to the first two payments on Promissory Note #1, being (1) Seller’s reimbursement to Purchaser for computer equipment ($1,000.00), (2) Seller’s reimbursement to Purchaser for and in consideration of any potential issues that could arise with respect to Seller’s and Forsbergs’ non-conformity with conditions specified in certain Business Development Permits, as more fully detailed in Schedule 2.17 hereto, for which Purchaser hereby agrees to indemnify and hold harmless Seller and Forsbergs ($5,000.00), and (3) Seller’s reimbursement for Purchaser’s prorata share of annual rent on that certain Lease detailed further in Schedule 2.5(1) hereto ($1,150).

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(f)
List of Seller’s customers, vendors and employees, and a disc and/or hard copies of invoices and purchase orders containing the sales, pricing, and customer history of the Seller for a five (5) year period prior to Closing.

(g)	Such other documents or instruments as shall be reasonably requested by the Purchaser or its counsel.

5.6.           Environmental Report. If the Purchaser shall choose at its expense to retain an environmental consulting firm to render an environmental audit report respecting the Real Property and such firm renders a report that details violations of federal, state, or local environmental Requirements of Law, the Seller shall have cured such violations without warranty, therefore, the Purchaser shall have waived such compliance with this Section 5.6; and Purchaser accepts the Real Property in such form; provided however, in no event may such report be construed as obligating the Seller to cure any such violation.

ARTICLE VI

CONDITIONS TO SELLER’S OBLIGATIONS

The obligation of the Seller under this Agreement to consummate the Closing on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

6.1.           Representations and Warranties True. The representations and warranties of the Purchaser contained herein, in the other Acquisition Documents (including, without limitation, all schedules and exhibits hereto and thereto), and in all documents delivered by the Purchaser, shall be true and accurate as of the Closing Date, except for changes permitted or contemplated by this Agreement.

6.2.           Performance. The Purchaser shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.3.           Consents. All filings with and consents from government agencies required to consummate the transactions contemplated hereby shall have been made or obtained unless the failure to obtain any such consent or make any such filing would not have an adverse effect on the Transferred Assets.

6.4.           Closing Documents. The Purchaser shall have delivered or caused to be delivered to the Seller the documents and instruments described below:

(a)	The cash payment, Promissory Notes, Deed of Trust, and Security Agreement, all as detailed in Section 1.4(b).

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(b)
A copy of the resolutions adopted by the Board of Directors of the Purchaser authorizing this Agreement and the transactions contemplated hereby and thereby, including but not limited to a specific reference to the convertibility of Promissory Note #2 into the Voting Common Stock of the Purchaser.

(c)	Assumption of all written contracts and open purchase orders of the Seller, as disclosed on Schedule 2.13.

(d)	The Personal Guaranty of Greg Stewart of the Purchaser’s Promissory Notes.

(e)	Such other documents or instruments as shall be reasonably requested by the Purchaser or its counsel.

ARTICLE VII

CLOSING; CLOSING DATE

7.1.           Closing. The closing (the “Closing”) will be held at ___________________
_____________.m. at the offices of First American Title Company, Inc., 415 North 7th Street, Suite 1, Wallace, Idaho on or before April 3, 2009, or at such other time and place as the parties hereto may mutually agree upon in writing (the “Closing Date”), notwithstanding that the parties hereto will execute the Exhibits and Schedules referred to herein on March 31, 2009.

ARTICLE VIII

CERTAIN POST-CLOSING COVENANTS

8.1.           Access. Subsequent to the Closing Date, the Purchaser shall, at the Seller’s expense, permit the Seller, from time to time, to inspect and copy such books of account and other records of the Purchaser and to utilize the services of the Purchaser’s or the Seller’s employees, all as may be necessary or convenient to enable the Seller to prepare and file tax returns and to confirm Purchaser’s ongoing compliance with its obligations under any Deed of Trust or Security Agreement for either of the Promissory Notes issues by Purchaser herein. Until the fourth anniversary of the Closing Date, the Purchaser shall not, without the prior written consent of the Seller or its successors in interest, to destroy or dispose of any such records. Notwithstanding any of the foregoing, no covenant contained in this Section 8.1 on the part of the Purchaser is intended to, and nothing herein shall be construed to, benefit or confer any rights upon any person, firm, or corporation other than the Seller.

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8.2.           Use of Trade Name. Commencing on the Closing Date, the Seller shall cease using the Trade Name as a company name, or trade name.

8.3.           Non-Competition. The Purchaser, Forsbergs, and Seller agree that the Purchase Price is fixed on the basis that the transfer of the Transferred Assets to the Purchaser would provide the Purchaser with the full benefit and goodwill of the Seller as it existed on the Closing Date, provided, however, that the Purchaser understands that the Seller’s working relationships with all of its distributors, sales representatives, and customers are to a large extent personal to the Forsbergs, and no guarantees can be made by Seller or Forsbergs that Purchaser will enjoy the same relations. The Seller and Forsbergs acknowledge that it is proper for the Purchaser to have assurance that the value of the Transferred Assets will not be diminished by acts of the Seller or Forsbergs after the Closing Date. Accordingly, the Seller and Forsbergs covenant and agree that, commencing on the Closing Date and ending five years from the Closing Date, it will not, within a 100 mile radius of the City of Kellogg, Shoshone County, Idaho (i) directly or indirectly compete with, or own, manage, operate, or control or participate in the ownership, management, operation or control of, or provide consulting services to, any business, firm, corporation, partnership, person, proprietorship or other entity which is conducting any business which competes with the business of the Seller as constituted on the Closing Date (the “Restricted Business”), (ii) directly or indirectly solicit employment by any person, partnership, corporation or other entity of any of the employees, consultants, agents, or independent contractors of the Seller (for this purpose the terms “employees”, “consultants”, “agents”, and “independent contractors” shall include any persons having such status with regard to the Seller at any time during the six (6) months preceding any solicitation in question), or (iii) solicit, interfere with, or endeavor to entice away from the Seller, on behalf of any person, partnership, corporation, or other entity, any customer of the Restricted Business of the Seller. The foregoing provisions shall not apply to investments in shares of stock of Purchaser or of a corporation traded on a national securities exchange or on the national over-the-counter market. If the Seller commits a breach, or threatens to commit a breach, of any of the provisions of this Section 8.3, the Purchaser shall have the right and remedy, in addition to any others, to have the provisions of this Section 8.3 specifically enforced by any court having equity jurisdiction, together with an accounting therefor, it being acknowledged and understood by the Seller that any such breach or threatened breach will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy therefor.

ARTICLE IX

INDEMNIFICATION

9.1.           Survival. Notwithstanding (i) the making of this Agreement, (ii) any examination made by or on behalf of the parties hereto, and (iii) the Closing hereunder, (A) the representations and warranties of the parties contained herein or in any

ASSET PURCHASE AGREEMENT, Page 21

document delivered pursuant hereto or in connection herewith shall survive until the fifth anniversary of the Closing Date, except for the representations and warranties made in Section 2.16 hereof (Environmental Matters), and Section 2.11 hereof (Tax Returns and Payments), which in each case, shall survive until expiration of the applicable statute of limitations for the underlying cause of action and (B) the covenants and agreements required to be performed after the Closing pursuant to any provision of this Agreement, including this Article 9, shall survive until fully performed or fulfilled. No action for indemnification pursuant to Sections 9.2(c) or 9.3(c) may be brought after the applicable expiration date, provided, however, that if before such date one party hereto has notified the other party hereto of a claim for indemnity hereunder (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance herewith.

9.2.           Indemnification by the Seller and Forsbergs. The Seller and Forsbergs, its successors, and assigns shall indemnify and hold the Purchaser and its successors and assigns harmless in respect of any and all claims, losses, damages, liabilities, and expenses (including, without limitation, settlement costs and legal, accounting, and other expenses in connection therewith) (collectively, the “Damages”) incurred by the Purchaser and its successors and assigns in connection with each and all of the following:

(a)
Any claim by any person or other entity for any broker’s or finder’s fee or similar fee charged for commission that arises from any action, statement, or commitment made by the Seller or its agents or Affiliates.

(b)
Any breach or other failure to perform any covenant, agreement, or obligation of the Seller contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby.

(c)
Any breach of any representation or warranty by the Seller contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby.

(d)	Any breach or other failure to perform fully before the Closing Date the Seller’s contractual obligations under items disclosed pursuant to Section 2.13(a)(vi) hereof.

(e)
Any damages (including, without limitation, costs of response, removal, remediation, corrective action, property damage, personal injury, damage to natural resources, settlement, and attorneys’ fees) paid by the Purchaser and accruing from the operations of the Seller, or the operations of the business at any time before the Closing Date and solely attributable to the Transferred Assets.

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(f)
Any liability to employees or to third parties for personal injury or death or damage to property arising out of or occurring in connection with products sold or services rendered by the Seller on or before the Closing Date in excess of, not covered by, and not deductible from the Insurance Policies.

(g)
All claims made by former or current employees of the Seller alleging the occurrence of, or arising out of, an allegation relating to any breach of any fiduciary obligation before the Closing Date under any employee benefit plan.

9.3.           Indemnification by the Purchaser. The Purchaser and its successors and assigns shall indemnify the Seller and its successors and assigns in respect of any and all Damages incurred by the Seller and its successors and assigns in connection with each and all of the following:

(a)
The claim by any person for any broker’s or finder’s fee or similar fee charged for commission that arises from any actions, statements, or commitments made by the Purchaser or its agents or Affiliates.

(b)
The breach or other failure to perform any covenant, agreement, or obligation of the Purchaser contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates contemplated hereby or thereby.

(c)
Any breach of any representation or warranty by the Purchaser contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby.

(d)	Any breach or other failure to perform fully perform any agreement that is required to be disclosed pursuant to Section 2.13(a)(vi) hereof.

(e)
Any damages (including, without limitation, costs of response, removal, remediation, corrective action, property damage, personal injury, damage to natural resources, settlement, and attorneys’ fees) paid by the Seller or Forsbergs and accruing from the operations of the Purchaser, or the operations of the business at any time after the Closing date and solely attributable to the Transferred Assets.

(f)
Any liability to employees or to third parties for personal injury or death or damage to property arising out of or occurring in connection with products sold or services rendered by the Purchaser after the Closing Date in excess of, not covered by, and not deductible from the Insurance Policies.

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(g)
All claims made by former or current employees of the Purchaser alleging the occurrence of, or arising out of, an allegation relating to any breach of any fiduciary obligation after the Closing Date under any employee benefit plan, provided, however, Purchaser has no obligation to continue any employee benefit plan implemented by Seller prior to the Closing date.

9.4.           Notice and Defense of Claim. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall provide written notice to the other party (the “Indemnifying Party”) within sixty (60) days of becoming aware of the right to indemnification and, as expeditiously as possible thereafter, the facts constituting the basis for such claim. In connection with any claim giving rise to indemnity hereunder, resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, at its sale cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim or legal proceeding with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall not be obligated to, defend against such claim or litigation in such manner as it may deem appropriate including, but not limited to, settling such claim or litigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Damages resulting therefrom.

ARTICLE X

TERMINATION

10.1.         Termination. This Agreement may be terminated at any time before the Closing Date:

(a)	by mutual written consent of the Purchaser and the Seller;

(b)
by either the Purchaser or the Seller if the Closing has not occurred on or before April 3, 2009, provided that this provision shall only be available to any party who has, in good faith, made all reasonable efforts to Close; and

(c)
by either the Purchaser or the Seller if there has been a material breach on the part of the other party in any material representation, warranty or covenant set forth in this Agreement that is not cured within ten (10) business days after such other party has been notified of the intent to terminate this Agreement pursuant to this clause 10.1 (c).

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10.2.         Effect of Termination. In the event of termination of this Agreement as expressly permitted under Section 10.1 hereof, this Agreement shall forthwith become void (except for this Section 10.2 hereof) and there shall be no liability arising from this Agreement on the part of either the Seller, the Purchaser, or their respective officers, directors or Affiliates; provided, however, if such termination occurs pursuant to Section 10.1 (b or c) and resulted from the material misrepresentation or material breach by a party of the covenants of such party contained in this Agreement, such party shall be fully liable for any and all Damages sustained or incurred as a result of such breach. In the event of termination hereunder before the Closing, each party shall return promptly to the other Party all documents, work papers, and other material of the other party furnished or made available to such party or its representatives or agents and all copies thereof.

ARTICLE XI

OTHER AGREEMENTS

11.1.         Amendment and Modification; Waiver of Compliance. Subject to the applicable law, this Agreement may be amended, modified, and supplemented only by written agreement signed by the Purchaser and the Seller. Any failure by any party to this Agreement to comply with any obligation, covenant, agreement, or condition contained herein may be expressly waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.1.

11.2          Disclosure of Confidential Information. Forsbergs have fully disclosed, or will disclose to the Purchaser, any reasonable information deemed by Purchaser to be materially necessary to operating the Transferred Assets of the Seller upon the Purchaser’s request for a period of one (1) year following the Closing Date.

11.3          Mutual Release. At Closing and not before, Purchaser, Seller, and Forsbergs shall execute a Mutual Release and Settlement of All Claims arising from the Stock Purchase and Sale Agreement, attached hereto as Exhibit “H”.

11.4.         Fees and Expenses. Except as otherwise provided herein, each of the parties hereto will pay its own fees and expenses (including attorneys’ and accountants’ fees, legal costs, and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby. Except for the allocation of personal and real property tax among the assets and real property,

ASSET PURCHASE AGREEMENT, Page 25

respectively, Seller and Purchaser shall share equally in all closing costs. Seller shall pay for a standard title policy. Purchaser shall pay for the lender policy portion.

11.5.         Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand, overnight courier, or mailed certified or registered mail with postage prepaid as follows:

(a)	If to the Purchaser, to:
	Attention:	Greg Stewart
United Mine Services, Inc.
202 S. Division Street
P.O. Box 828
Pinehurst, ID 83850

(b)	If to the Seller, to:
	Attention:	Fred A. Forsberg
Forsberg Investments, Inc,
P.O. Box 1081
Pinehurst, ID 83850

With a copy to:
Daniel B. DeRuyter
Douglas, Eden, Phillips, DeRuyter & Stanyer, P.S.
422 W. Riverside Ave., Suite 909
Spokane, WA 99201

(c)	If to Forsbergs, to:
	Attention:	Fred A. and Linda M. Forsberg
P.O. Box 1081
Pinehurst, ID 83850

With a copy to:
Daniel B. DeRuyter
Douglas, Eden, Phillips, DeRuyter & Stanyer, P.S.
422 W. Riverside Ave., Suite 909
Spokane, WA 99201

11.6.         Public Announcements. Neither the Purchaser nor the Seller nor the representatives of any of them shall make any public announcement with respect to this Agreement, the other Acquisition Documents, or the transactions contemplated hereby or thereby without the prior written consent of the other parties.

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11.7.         Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all the other parties.

11.8.         Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Idaho, without reference to the conflict of laws principles thereof.

11.9.         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10.       Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

11.11.       Entire Agreement. This Agreement, including the Disclosure Schedule, the exhibits hereto and other documents referred to herein which form a part hereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter, including, by way of illustration and not by limitation, any term sheet agreed to by the parties hereto prior to the date hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.

11.12.       Definitional Provisions. All terms defined in this Agreement shall have such defined meanings when used in any exhibit, schedule, or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

11.13        Attorney’s Fees. In the event of any breach of this Agreement, the party responsible for the breach agrees to pay reasonable attorney’s fees and costs, including, but not limited to the costs of service of notices incurred by the other party. The prevailing party in any suit instituted arising out of this Agreement shall be entitled to receive reasonable attorney’s fees and costs incurred in such suit or proceedings.

11.14        Arbitration of Disputes. Any controversy or c1airn arising out of or relating to Inventory Value shall be by exclusive and binding arbitration, by a single

ASSET PURCHASE AGREEMENT, Page 27

waived. Notwithstanding any provision of the aforesaid Rules or Statutes to the contrary, the refusal or failure of any party to appear at or participate in any hearing or other portion of any arbitration proceeding pursuant to this paragraph shall not prevent any such hearing or proceeding from going forward, and the Arbitrator is empowered to make a decision or render an award, or both, ex parte, which shall be binding on such party as fully as though such party had fully participated in such hearing or proceeding. As provided in Section 11.13, the prevailing party in any arbitration proceeding pursuant to this paragraph shall be entitled to an award for such party’s expenses and attorneys’ fees in connection therewith, and the cost of conducting the arbitration proceeding shall be borne by the losing party.

11.15        Legal Representation. In the negotiation and preparation of this Agreement, the Seller and Forsbergs have been represented by Daniel B. DeRuyter, Ryan M. Douglas, and the law firm of Douglas, Eden, Phillips, DeRuyter & Stanyer, P.S. 422 W. Riverside Avenue, Suite 909, Spokane, WA 99201; and the Purchaser has been represented by Michael Reagan and the law firm Liesche & Reagan, P.A., 1044 Northwest Blvd, Suite D, Coeur d’Alene, ID 83814.

[this space intentionally left blank]

ASSET PURCHASE AGREEMENT, Page 28

IN WITNESS, the parties hereto have caused this Agreement to be duly executed on the day and year first above stated.

[Seller]	By:	FRED A. FORSBERG
Mine Fabrication & Machine, Inc.

Name: Fred A. Forsberg

Title: President

	By:	FRED A. FORSBERG
Fred A. Forsberg

	By:	LINDA M. FORSBERG
Linda M. Forsberg

The Family Trust of Fred A. Forsberg
and Linda M. Forsberg dated
September 26, 2008

	By:	FRED A. FORSBERG
Fred A. Forsberg, Co-Trustee

	By:	LINDA M. FORSBERG
Linda M. Forsberg, Co-Trustee

[Purchaser]	By:	GREG STEWART
United Mine Services, Inc.

Name: Greg Stewart

Title: President & CEO

ASSET PURCHASE AGREEMENT, Page 29

PROMISSORY NOTE #1

$485,000.00	Wallace, Idaho
March 31, 2009

This PROMISSORY NOTE (“Note”) is made effective as of the date hereof, by UNITED MINE SERVICES, INC., an Idaho Corporation (the “Payor”), in favor of FORSBERG INVESTMENTS, INC., an Idaho Corporation formerly known as Mine Fabrication & Machine, Inc. (the “Payee”).

FOR VALUE RECEIVED, Payor promises to pay to Payee, or order, the sum of Four Hundred Eighty-five Thousand and 00/100 Dollars ($485,000.00), together with interest thereon, all as hereinafter provided.

1.           Interest. All sums from time to time owing hereon shall bear interest from the date hereof at the rate of Four and 25/100 percent (4.25%) per annum.

2.           Payment. Principal and interest shall be payable from the date hereof as follows: On May 10, 2009, a payment of $6,535.09 (consisting of $4,250.66 of principal and $2,284.43 of interest) shall be payable: thereafter, principal and interest shall be payable in equal monthly payments of Five Thousand Nine Hundred Sixty-eight and 37/100 Dollars ($5,968.37), with the first such payment becoming due June 10, 2009, and subsequent payments becoming due on the tenth day of each month thereafter; such payment schedule representing full amortization of the principal and interest over Ninety-six (96) months and ten (10) days. Notwithstanding any other provision contained in this Note, the first two (2) payments due hereunder shall be reduced by a sum total of Seven Thousand One Hundred Fifty Dollars ($7,150.00) from the amount stated in this Paragraph 2, and as provided in Section 5.5(e) of the Asset Purchase Agreement.

3.           Prepayment. Any part of the principal may be prepaid, without written consent of Payee; provided, however, that the effect of any such prepayment shall be to shorten the term of this Note and not to reduce the amount of any installment otherwise due after the prepayment date, and provided further, that any prepayment shall be applied first to accrued interest, then to principal.

4.           Payee’s Remedies on Default. Upon the happening, at any time, of any of the following events:

4.1	Default in the payment of any installment when due under this Note and Payor’s failure to cure such default within ten (10) days after notice to Payor;

4.2	Default in the payment of any installment when due under that certain Promissory Note #2, dated March 31,2009, and Payor’s failure to cure such default within ten (10) days after notice to Payor;

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4.3
Default in the payment of any installment when due under any Note, Security Agreement, or Deed of Trust given to Mountain West Bank as security in connection with the financing of the transaction detailed in that certain Asset Purchase Agreement, entered into by Payor, Payee, and Fred A. Forsberg and Linda M. Forsberg, on March 31,2009 (“Purchase Agreement”);

4.4
Default in the performance by Payor of any other obligation set forth in the Deed of Trust securing this Note, Security Agreement securing this Note, or that Purchase Agreement, and Payor’s failure to cure such default within thirty (30) days after written notice to Payor;

4.5
The bankruptcy or insolvency of, assignment for the benefit of creditors by, or the institution of proceedings under the Bankruptcy Act by Payor and filing of any involuntary petition in bankruptcy against Payor which is not dismissed within thirty (30) days;

4.6	The levy of any writ of attachment or execution against any property owned by Payor, which levy is not removed within thirty (30) days;

4.7	The appointment of any receiver with respect to any property by Payor, which receiver is not removed within thirty (30) days;

then, in such event, Payee may, without notice or demand, commence legal action to collect all amounts due hereunder including all costs of collection.

5.           Late Payment. If Payor shall fail to make any payment of principal and interest required hereunder and such failure shall continue for a period of ten (10) days, Payor shall pay Payee the amount of Three Hundred Dollars ($300) as a late payment penalty. Any such late payment shall be deemed to be amounts due hereunder, and shall be in addition to any payment of principal and interest owing hereon.

6.           Security. Payor agrees that this Note and sums evidenced hereby are secured by the following: (1) a Security Agreement dated March 31, 2009, executed and delivered by Payor to Payee; and (2) a Deed of Trust dated March 31, 2009. Payor agrees to perform and comply with all of the agreements, terms and conditions of the security.

7.           Cross Default. Upon the occurrence of any event of default by Payor as described in Paragraph 4 above, such default shall also be construed as a default of that Deed of Trust and Security Agreement entered into between the Payor and Payee, unless said default is timely cured as detailed herein, without adverse impact to this Promissory Note, or cost or liability to Payee (“Cross Default”).

8.           Escrow. All payments becoming due hereunder shall be made in lawful money of the United States and shall be delivered to First American Title Company, as escrow agent, located at, 415 Seventh Street, Suite 1, Wallace, ID, 83873 (“Escrow Agent”). In connection with Payor’s execution of this Promissory Note dated, Payor has executed a Security Agreement (“Security Agreement”) and Deed of Trust (“Deed of Trust”), both dated March 31, 2009, such Security Agreement and Deed of Trust have

2

been deposited with the escrow agent, and this Note shall be deposited with the Escrow Agent. The Escrow Agent is hereby authorized to receive and disburse monies under the terms of this Note and to issue receipts therefore. Each of the parties hereby agrees to pay one-half (1/2) of the set-up and periodic escrow fee charged by the Escrow Agent.

9.         Miscellaneous and Procedure.

9.1	Application of Payments. All payments under this Note shall be applied first to late penalty, if any, then to interest due to the date of payment and the balance to principal.

9.2	Notice. All notices required under this Note shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

To Payor:	Attn: Greg Stewart
United Mine Services
202 S. Division Street
PO Box 828
Pinehurst, ID 83850

To Payee:	Forsberg Investments, Inc.
PO Box 1081
Pinehurst, ID 83850

9.3
Attorneys’ Fees. Should legal action be required to enforce or interpret any of the provisions of this Note, the prevailing party shall be entitled to all costs and reasonable attorneys’ fees incurred in connection therewith from the nonprevailing party.

9.4
Conflict of Provisions. In the event of a conflict in any of the provisions in this Note and in the Security Agreement or Deed of Trust, the terms of the Security Agreement or Deed of Trust shall prevail.

9.5	Venue. Any action brought to enforce or interpret this Note may, at the option of Payee, be brought in Shoshone County, Idaho.

9.6	Governing Law. This Note shall be construed in accordance with the laws of the State of Idaho.

9.7
Transfer to Forsbergs. Notwithstanding anything to the contrary, and not in the elimination of any right of Payee herein, upon written notice to the Escrow Agent Payee’s interest in the Note may at any time be assigned to Fred A. Forsberg and Linda M. Forsberg, or to either of them.

UNITED MINE SERVICES, INC.

GREG STEWART
By: Greg Stewart, President & CEO

3

ACKNOWLEDGEMENT OF REDUCTION IN PAYMENTS TO BE MADE ON
PROMISSORY NOTE #1

Pursuant to Paragraph 5.5(e) of that certain Asset Purchase Agreement dated effective March 31, 2009, Seller hereby acknowledges that a reduction in payments in the total amount of $7,150 is to be applied towards the first two payments due under that certain Promissory Note #1 dated March 31, 2009, as follows:

1.	The first payment due under said Promissory Note #1, due to Seller on May 10, 2009, in an amount of $6,535.09, shall be reduced to $0.

2.	The second payment due under said Promissory Note #1, due to Seller on June 10, 2009, in an amount of $5,968.37, shall be reduced by $614.91, to $5,353.46.

Dated this 31 day of March, 2009.

[Seller]	By:	FRED A. FORSBERG
Forsberg Investments, Inc.

Name: Fred A. Forsberg

Title: President

PROMISSORY NOTE #2

$500,000.00	Wallace, Idaho
March 31, 2009

This PROMISSORY NOTE (“Note”) is made effective as of the date hereof, by UNITED MINE SERVICES, INC., an Idaho Corporation (the “Payor”), in favor of FORSBERG INVESTMENTS, INC., an Idaho Corporation formerly known as Mine Fabrication & Machine, Inc. (the “Payee”).

FOR VALUE RECEIVED, Payor promises to pay to Payee, or order, the sum of Five Hundred Thousand Dollars ($500,000.00), together with interest thereon, all as hereinafter provided.

1.           Interest. All sums from time to time owing hereon shall bear interest from the date hereof at the rate of Four and 25/100 percent (4.25%) per annum.

2.           Payment. Principal and interest shall be payable in a lump sum payment of Six Hundred Ninety-seven Thousand Five Hundred Fifty-five and 09/100 Dollars ($697,555.09), with said lump some payment due Ninety-six (96) months from the date hereof, such lump sum payment representing full amortization of the principal and interest over Ninety-six (96) months.

3.           Prepayment. Any part of the principal may be prepaid, without written consent of Payee; provided, however, that any prepayment shall be applied first to accrued interest, then to principal.

4.           Payee’s Remedies on Default. Upon the happening, at any time, of any of the following events:

4.1	Default in the payment of any installment when due under this Note and Payor’s failure to cure such default within ten (10) days after notice to Payor;

4.2	Default in the payment of any installment when due under that certain Promissory Note #1, dated March 31,2009, and Payor’s failure to cure such default within ten (10) days after notice to Payor;

4.3
Default in the payment of any installment when due under any Note, Security Agreement, or Deed of Trust given to Mountain West Bank as security in connection with the financing of the transaction detailed in that certain Asset Purchase Agreement, entered into by Payor, Payee, and Fred A. Forsberg and Linda M. Forsberg, on March 31, 2009 (“Purchase Agreement”);

1

4.4
Default in the performance by Payor of any other obligation set forth in the Deed of Trust securing this Note, Security Agreement securing this Note, or that Purchase Agreement, and Payor’s failure to cure such default within thirty (30) days after written notice to Payor;

4.5
The bankruptcy or insolvency of, assignment for the benefit of creditors by, or the institution of proceedings under the Bankruptcy Act by Payor and filing of any involuntary petition in bankruptcy against Payor which is not dismissed within thirty (30) days;

4.6	The levy of any writ of attachment or execution against any property owned by Payor, which levy is not removed within thirty (30) days;

4.7
The appointment of any receiver with respect to any property by Payor, which receiver is not removed within thirty (30) days; then, in such event, Payee may, without notice or demand, commence legal action to collect all amounts due hereunder including all costs of collection.

5.           Late Payment. If Payor shall fail to make any payment of principal and interest required hereunder and such failure shall continue for a period of ten (10) days, Payor shall pay Payee the amount of Three Hundred Dollars ($300) as a late payment penalty. Any such late payment shall be deemed to be amounts due hereunder, and shall be in addition to any payment of principal and interest owing hereon.

6.           Security. Payor agrees that this Note and sums evidenced hereby are secured by the following: (1) a Security Agreement of dated March 31, 2009, executed and delivered by Payor to Payee; and (2) a Deed of Trust dated March 31, 2009. Payor agrees to perform and comply with all of the agreements, terms and conditions of the security.

7.           Cross Default. Upon the occurrence of any event of default by Payor as described in Paragraph 4 above, such default shall also be construed as a default of that Deed of Trust and Security Agreement entered into between the Payor and Payee, unless said default is timely cured as detailed herein, without adverse impact to this Promissory Note, or cost or liability to Payee (“Cross Default”).

8.           Escrow. All payments becoming due hereunder shall be made in lawful money of the United States and shall be delivered to First American Title Company, as escrow agent, located at, 415 Seventh Street, Suite 1, Wallace, ID, 83873 (“Escrow Agent”). In connection with Payor’s execution of this Promissory Note dated, Payor has executed a Security Agreement (“Security Agreement”) and Deed of Trust (“Deed of Trust”), both dated March 31, 2009, such Security Agreement and Deed of Trust have been deposited with the Escrow Agent, and this Note shall be deposited with the Escrow Agent. The Escrow Agent is hereby authorized to receive and disburse monies under the

2

terms of this Note and to issue receipts therefore. Each of the parties hereby agrees to pay one-half (1/2) of the set-up and periodic escrow fee charged by the escrow agent.

9.           Option to Convert Balance. At Payee’s option, Payee may convert all or any part of the principal balance due on this Note into not more than 1,500,000 shares of Payor’s voting common stock at a conversion rate of Thirty-three cents ($.33) per share. Said option shall be exercised, if at all, within thirty (30) days of written notice to Payor, and said option shall be exercisable at any time within three (3) months of the date on which Payor’s stock becomes publicly traded.

10.        Miscellaneous and Procedure.

10.1	Application of Payments. All payments under this Note shall be applied first to late penalty, if any, then to interest due to the date of payment and the balance to principal.

10.2	Notice. All notices required under this Note shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

To Payor:	Attn: Greg Stewart
United Mine Services
202 S. Division Street
PO Box 828
Pinehurst, ID 83850

To Payee:	Forsberg Investments, Inc.
PO Box 1081
Pinehurst, ID 83850

10.3
Attorneys’ Fees. Should legal action be required to enforce or interpret any of the provisions of this Note, the prevailing party shall be entitled to all costs and reasonable attorneys’ fees incurred in connection therewith from the nonprevailing party.

10.4
Conflict of Provisions. In the event of a conflict in any of the provisions in this Note and in the Security Agreement or Deed of Trust, the terms of the Security Agreement or Deed of Trust shall prevail.

10.5	Venue. Any action brought to enforce or interpret this Note may, at the option of Payee, be brought in Shoshone County, Idaho.

10.6	Governing Law. This Note shall be construed in accordance with the laws of the State of Idaho.

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10.7
Transfer of Forsbergs. Notwithstanding anything to the contrary, and not in the elimination of any right of Payee herein, upon written notice to the Escrow Agent Payee’s interest in the Note may at any time be assigned to Fred A. Forsberg and Linda M. Forsberg, or to either of them.

UNITED MINE SERVICES, INC.

GREG STEWART
By: Greg Stewart, President & CEO

4

DEED of TRUST

Filed for Record at Request of

Attorney Daniel B. DeRutyer
Douglas, Eden, Phillips, DeRuyter & Stanyer, P.S.
422 West Riverside Avenue, Suite 909
Spokane, Washington 99201-0307

==========================================================================================================================================

DEED OF TRUST

THIS DEED OF TRUST, made this 31st day of March, 2009, between UNITED MINE SERVICES, INC., GRANTOR, whose address is 202 S, Division St., PO Box 828, Pinehurst, ID, 83850, FIRST AMERICAN TITLE COMPANY, INC., an Idaho corporation, TRUSTEE, whose address is 415 Seventh Street, Suite 1, Wallace, ID 83873, and FORSBERG INVESTMENTS, INC., an Idaho corporation formerly known as Mine Fabrication & Machine, Inc., BENEFICIARY, whose address is PO Box 1081, Pinehurst, ID, 83850, WITNESSETH THAT Grantor does hereby irrevocably GRANT, BARGAIN, SELL AND CONVEY TO TRUSTEE IN TRUST, WITH POWER OF SALE, that property in the County of Shoshone, State of Idaho, described as follows, and containing not more than forty (40) acres:

See Exhibit “A” attached hereto and by this reference made a part hereof.

TOGETHER WITH the rents, issues and profits thereof, SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits.

For the purpose of securing payment of the indebtedness evidenced by: (i) Promissory Note, of even date herewith, executed by Grantor in the principal sum of Four Hundred Eighty-five Thousand Dollars ($485,000.00) and (ii) Promissory Note, of even date herewith, executed by Grantor in the principal sum of Five Hundred Thousand Dollars ($500,000.00) (collectively the “Notes”), the final payments of which are due on April 10, 2017 and March 31, 2017, respectively, and to secure payment of all further sums as may hereafter be loaned or advanced by the Beneficiary herein to the Grantor herein, or any or either of them, while record owner of present interest, for any purpose, and of any notes, drafts or other instruments representing such further loans, advances or expenditures together with interest on all such sums at the rate herein provided. Provided, however, that the making of such further loans, advances or expenditures shall be optional with the Beneficiary, and provided, further, that it is the express intention of the parties to this Deed of Trust that it shall stand as continuing security until paid for all such advances together with interest thereon.

A.           To protect the security of this Deed of Trust, Grantor agrees:

1.           To keep said property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting said property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon said property in violation of law; to cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general.

2.           To provide, maintain and deliver to Beneficiary fire insurance satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Grantor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

3.           To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and attorney’s fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear.

4.           To pay, at least ten days before delinquency, all taxes and assessments affecting said property, when due, all encumbrances, charges and liens, with interest, on said property or any part thereof, which appear to be prior or superior hereto; all costs, fees and expenses of this Deed of Trust. In addition to the payments due in accordance with the terms of the Notes hereby secured, the Grantor shall pay the annual taxes, assessments, insurance premiums, maintenance and other charges upon the property, nevertheless in trust for Grantor’s use and benefit and for the payment by Beneficiary of any such items when due. Grantor’s failure so to pay shall constitute a default under this Deed of Trust.

5.           To pay immediately and without demand all sums expended by Beneficiary or Trustee pursuant to the provisions hereof, with interest from date of expenditure at twelve percent (12%) per annum.

6.           Should Grantor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligations hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, or in enforcing this Deed of

Trust by judicial foreclosure, pay necessary expenses, employ counsel and pay his reasonable fees.

B.           IT IS MUTUALLY AGREED THAT:

1.           Any award of damages in connection with any condemnation for public use of or injury to said property or any part thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by him in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance.

2.           By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

3.           At any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and said Notes for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey all or any part of said property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or change hereof.

4.           Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and said Notes to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in any reconveyance executed under this deed of trust of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

5.           As additional security, Grantor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of this Deed of Trust, to collect the rents, issues and profits of said property, reserving unto Grantor the right, prior to any default by Grantor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney’s fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

6.           Upon default by Grantor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, all sums secured hereby shall immediately become due and payable at the option of the Beneficiary. In the event of default, Beneficiary shall execute or cause the Trustee to execute a written notice of such default and of its election to cause to be sold the herein described property to satisfy the obligations hereof, and shall cause such notice to be recorded in the office of the recorder of each county wherein said real property or some part thereof is situated.

Notice of sale having been given as then required by law, and not less than the time then required by law having elapsed, Trustee, without demand on Grantor, shall sell said property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest bidder, for cash in lawful money of the United States, payable at time of sale. Trustee shall deliver to the purchaser its deed conveying the property so sold, but without any covenant or warranty express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Grantor, Trustee, or Beneficiary, may purchase at such sale.

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title and reasonable counsel fees in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at legal rate; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

7.           This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall mean the holder and owner of the Notes secured hereby; or, if either or both Notes have been pledged, the pledgee thereof. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8.           Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party unless brought by Trustee.

9.           In the event of a dissolution or resignation of the Trustee, the Beneficiary may substitute a trustee or trustees to execute the trust hereby created, and when any such substitution has been filed for record in the office of the Recorder of the county in which the property herein described is situated, it shall be conclusive evidence of the appointment of such trustee or trustees, and such new trustee or trustees shall succeed to all of the powers and duties of the trustee or trustees named herein.

10.           Grantor and Beneficiary, the language of this Deed of Trust to the contrary notwithstanding, agree as follows:

A.
This Deed of Trust is subject and subordinate to a deed of trust dated ______________ and recorded under recording number ___________, records of the County of Shoshone County, State of Idaho, in favor of Mountain West Bank to secure the payment of a note in the original principal amount of $1,100,000.00. This Deed of Trust and the Notes are referred to below for convenience as “Underlying Deed of Trust” and “Underlying Note”, respectively.

B.
This Deed of Trust is an “all inclusive” Deed of Trust securing “all inclusive” Notes, the original principal balances of which includes the balance of the Underlying Note and the Underlying Deed of Trust more fully described above.

C.
Grantor agrees to comply with all of the terms and conditions of the Underlying Deed of Trust and Underlying Note (other than with respect to the payment of interest and principal due under the Underlying Note) and shall immediately comply with any notice sent to it by the holder of the Underlying Note without regard to any grace period, if any, and Grantor’s failure to do so shall constitute a default under this Deed of Trust. Any default under this Deed of Trust shall entitle Beneficiary to exercise, at its option, anyone or more of the following remedies, in addition to any other remedies provided herein:

(1)	To declare the two Notes secured hereby immediately due and payable in full upon demand;

(2)	To judicially or nonjudicially foreclose this Deed of Trust;

(3)	To perform such terms and conditions as are in default;

(4)
To purchase, discharge, compromise or settle the indebtedness secured by the Underlying Deed of Trust or any other lien or encumbrance superior to this Deed of Trust, including liens for taxes and assessments.

In the event that Beneficiary so elects to make any payment for any of the purposes herein authorized and/or perform any act upon which Grantor has defaulted, then, at the option of Beneficiary, all monies so paid and all costs and expenses incurred thereby, including reasonable attorneys’ fees, may be added to the debts which are secured by this Deed of Trust and bear penalty interest as specified in the Notes, or all monies so paid and all costs and expenses incurred thereby, including reasonable attorneys’ fees, may be declared immediately due and payable and such sums shall bear interest at the penalty rate specified in the Notes until paid, and Grantor’s failure to reimburse Beneficiary upon demand therefor shall constitute a further event of default under this Deed of Trust.

D.	(1)
Provided either or both of Grantor’s Notes are in default under the terms of this Deed of Trust or of any Note secured hereby and provided further that Grantor is in compliance with all of the terms, covenants, conditions and provisions of the Underlying Deed of Trust and Underlying Note other than with respect to the payment of principal and interest due under the Underlying Note and provided further all payments required under the Notes and hereunder are timely made, Beneficiary will apply the funds received from Grantor as monthly payments upon the Notes secured by this Deed of Trust, to pay the principal and/or interest payments due each month to the holder of the Underlying Note according to the terms thereof.

(2)
Beneficiary does not assume any of the obligations of Grantor under the Underlying Note and Underlying Deed of Trust except as specifically herein provided and shall not be obligated to make payments to the holder of the Underlying

Note in the event Grantor fails to make payment to Beneficiary as provided in the Notes and this Deed of Trust, or in the event payments received by Beneficiary are charged back as uncollected. This partial assumption is for the benefit of the parties hereto only, their successors and assigns, and is not for the benefit of the holder of the Underlying Note or for the benefit of any other party, whether as third party beneficiary or otherwise.

(3)
Grantor covenants not to make any payments whatsoever directly to the holder of the Underlying Note and Underlying Deed of Trust, including any prepayment, or request any release, partial release, amendment or other modifications of the Underlying Note or Underlying Deed of Trust without the prior written consent of Beneficiary, its successors and assigns. Grantor agrees to pay to Beneficiary, its successors and assigns, any installments of reserves and all other sums, other than principal and interest, required to be paid to the holder of the Underlying Note and Underlying Deed of Trust at least fifteen (15) days prior to the due dates thereunder.

(4)
If Grantor shall default in making any required payment of principal and/or interest upon the Underlying Note, Beneficiary shall have the right to advance the funds necessary to cure such default, and all funds so advanced, together with interest at twelve percent (12%) per annum, shall be credited against the next installment of interest and principal due under the two Notes secured by this Deed of Trust.

E.
Any provision of this Deed of Trust to the contrary notwithstanding, any demand for sale delivered to Trustee for the foreclosure of this Deed of Trust, any and complaint for judicial foreclosure of this Deed of Trust, shall be reduced by such unpaid balances, if any, of principal, interest and charges existing upon the Underlying Note at the time of sale upon such foreclosure, satisfactory evidence of which unpaid balance must be submitted prior to sale.

F.
Grantor will furnish to Beneficiary, upon demand, proof of payment of all items (including, without limitation, real estate taxes and insurance premiums) which are required to be paid by Grantor pursuant to the Underlying Deed of Trust and any other proof of payment which is required to be given under the Underlying Deed of Trust.

G.
Grantor shall execute and deliver, on request of Beneficiary, such instruments deemed useful or necessary to permit Beneficiary to cure any default under the Underlying Note or Underlying Deed of Trust or to preserve the interest of Beneficiary thereunder.

H.
Grantor covenants and agrees that this Deed of Trust shall be deemed to include, without the necessity of full repetition herein, all of the terms, provisions and conditions of the Underlying Deed of Trust. A default under this Deed of Trust shall constitute, ipso facto, a default under the Underlying Deed of Trust so that in the event that Beneficiary elects to exercise the remedy herein given of taking an assignment of the Underlying Deed of Trust it will be entitled to foreclose the remaining indebtedness on both the Underlying Deed of Trust and this Deed of Trust. In the event of a conflict between the terms, provisions and conditions of the Underlying Deed of Trust with the terms, provisions and conditions of this Deed of Trust, the terms, provisions and conditions of this Deed of Trust shall prevail and control.

Request is hereby made that a copy of any Notice of Default and a copy of any Notice of Sale hereunder be mailed to the Grantor at its address hereinbefore set forth.

UNITED MINE SERVICES, INC.

GREG STEWART
By: Greg Stewart, President & CEO

STATE OF IDAHO	)
: ss.
County of Shoshone	)

On this 31 day of March, 2009, personally appeared before me GREG STEWART, to me known to be the President and CEO of UNITED MINE SERVICES, INC., an Idaho corporation, the corporation that executed the foregoing instrument, and acknowledged that the said instrument to be the free and voluntary act of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was duly authorized to execute the said instrument on behalf of said corporation.

GIVEN under my hand and official seal the day and year first above written.

SHAWNA M. FLOOD
[SEAL]	Notary Public in and for the State of Idaho
Idaho, residing at Osburn, ID.
My commission expires: 10/10/2012

EXHIBIT “A”

A parcel of land situated in the Northeast Quarter of the Southwest Quarter and the Northwest Quarter of the Southeast Quarter of Section 5, Township 48 North, Range 3 East, B.M., Shoshone County, Idaho and being more particularly described as follows:

Beginning at a point where the North-South centerline of said Section 5 intersects the Northerly right-of-way line of the I-90 frontage road, whence the South Quarter Corner of said Section 5 bears South 00°51'54" West, 1,486.88 feet distant (shown of record to be South 00°42' East, 1,485.00 feet);

Thence South 87°05'43" West, 191.87 feet along said Northerly right-of-way line;

Thence North 74°08'05" West, 369.76 feet along said Northerly right-of-way to a point on the Westerly boundary of a tract described in Deeds Book 77, page 66;

Thence North 12°34'20" East, 928.58 feet along said Westerly boundary to a point on the East-West centerline of said Section 5;

Thence North 88°41'55" East, 360.46 feet along said East-West centerline to the Center Quarter of said Section 5;

Thence North 88°41'55" East, 63.40 feet along said centerline;

Thence South 00°00'04" West, 1,010.12 feet to a point on the Northerly right-of-way of said I-90 frontage road;

Thence North 87°56'36" West, 78.61 feet along said right-of-way to the point of beginning.

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into this 31st day of March, 2009, by UNITED MINE SERVICES, INC., an Idaho Corporation (“Debtor”) and FORSBERG INVESTMENTS, Inc., an Idaho Corporation formerly known as Mine Fabrication & Machine, Inc. (“Secured Party”).

RECITALS

WHEREAS, Secured Party has loaned, or has committed to loan, to Debtor a total of Nine Hundred Eight-five Thousand Dollars ($985,000.00).

WHEREAS, Debtor’s obligation to repay the amount loaned or to be loaned is evidenced by two promissory notes, the first in principal amount of $485,000.00, dated March 31, 2009, payable to Secured Party, and the second in the principal amount of $500,000.00, dated March 31, 2009, payable to Secured Party (collectively the “Notes”).

WHEREAS, Debtor and Secured Party are entering into this Agreement in order to secure Debtor’s repayment obligation to Secured Party.

NOW, THEREFORE, the parties agree as follows:

1.	Definitions.

(a)           Collateral. The term “Collateral” means all assets, tangible or intangible, owned by the Debtor, including but not limited to cash, investments, accounts receivable, inventory of raw materials, work in progress or finished goods, equipment, trade names, and goodwill.

(b)           Cure Period. The term “Cure Period” means a period of thirty (30) days from the time the Debtor receives Notice of a Default.

(c)           Debtor. The term “Debtor” means UNITED MINE SERVICES, INC., an Idaho Corporation.

(d)           Default. A “Default” shall occur when:

(i) the Debtor fails to make any payment, when due, on any of the Obligations; or

(ii) the Debtor breaches or fails to perform any of its other obligations under this Agreement or any other agreement between the Secured Party and Debtor; or

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(iii) the Debtor becomes insolvent; or

(iv) an action is commenced to appoint, or the Debtor consents to the appointment of, a receiver, or trustee, or other similar official for all or any part of the Debtor’s property; or

(v) the Debtor assigns any of its assets for the benefit of its creditors; or

(vi) the Debtor files or is served with a petition for relief under II U.S.C. § I et seq., or any similar state or federal statute, or a proceeding is instituted against the Debtor seeking a readjustment of Debtor’s indebtedness; or

(vii) any of the Collateral is attached pursuant to a court order or other legal process; or

(viii) the Debtor admits, in writing, its inability to pay its debts as they become due; or

(ix) a court of competent jurisdiction enters an order approving a petition seeking a reorganization of the Debtor or appointing a receiver, trustee, or other similar official of substantially all of Debtor’s assets.

(e)	Notes. The term “Notes” means the two promissory notes made by Debtor and payable to the Secured Party on March 31, 2009, in the principal amounts of $485,000 Dollars and $500,000.00 Dollars.

(f)	Notice. The term “Notice” means a written letter from Secured Party to Debtor informing Debtor of Default.

(g)	Obligations. The term “Obligations” means all debts, liabilities, and obligations owed by Debtor to Secured Party, specifically including the liabilities and obligations evidenced by the Note.

(h)	Secured Party. The term “Secured Party” means FORSBERG INVESTMENTS, INC.

2.           Grant of Security Interest. As security for the prompt payment and performance of the Obligations, Debtor grants to Secured Party a security interest in the Collateral. The Collateral shall be held by the Debtor, unless and until a Default occurs. The Secured Party’s interest in the Collateral shall be subordinate to any interest of Mountain West Bank in the same Collateral, provided that said interest is granted to Mountain West Bank on or before April 3, 2009.

3.           Perfection of Security Interests. At any time, upon demand of the Secured Party, the Debtor will execute, file, and record any notice, financing statement, or other instrument necessary to create, continue, or perfect the security interest

2

granted by this Agreement or to enable the Secured Party to exercise or enforce its rights under this Agreement.

4.           Power of Attorney. The Debtor grants to Secured Party an irrevocable special power of attorney for the purpose of.

(a)
Executing, in the Debtor’s name, one or more financing statements, continuation statements or other documents under the Idaho Uniform Commercial Code covering the Collateral, and naming the Debtor as “debtor” and the Secured Party as “secured party”; and

(b)
Correcting and completing any financing statements, continuation statements, or other documents that have been signed by Debtor, or by the Secured Party on behalf of the Debtor, pursuant to this power of attorney.

5.           Warranties and Covenants. Debtor warrants and agrees that:

(a)
Protection of Collateral. Except for the security interest granted by this Agreement, and except as to any security interest granted to Mountain West Bank on or before the date of this Agreement, Debtor owns and will keep the Collateral free and clear of liens, security interests, or other encumbrances. Except as to Mountain West Bank, no financing statement, security agreement, or other instrument naming the Debtor as “debtor” and affecting the Collateral exists, or is on file or recorded in any public office, Debtor will not, without obtaining the prior written consent of the Secured Party, transfer or further encumber any part of the Collateral or any interest in the Collateral. Debtor will not undertake any action that will impair, damage, or destroy the Secured Party’s collateral position.

(b)	Performance. Debtor will perform promptly all of its Obligations.

(c)
Location of Records and Collateral. Debtor’s mailing address is Attn: Greg Stewart, United Mine Service, Inc., 202 S. Division St., PO Box 828, Pinehurst, ID, 83850. The location of Debtor’s place of business is Debtor’s records concerning the Collateral are kept at its place of business. The Collateral is currently located at Debtor will promptly notify the Secured Party of any change in the location of its place of business, the Collateral, or its records concerning the Collateral.

(d)
Access to Records. Debtor will maintain full and accurate books of account, ledgers, and other written records relating to the Collateral. Secured Party shall at all times have the right to inspect any of Debtor’s records relating to the Collateral and the right to obtain copies of the records.

(e)
Litigation. No unsatisfied judgments, decrees, or orders of any court or governmental body are outstanding against Debtor or against the Collateral. No proceedings are pending, nor has Debtor been threatened with the institution of proceedings, before any court or governmental body which will affect the financial condition of Debtor or the status of the Collateral.

3

(f)
Payment of Taxes and Indebtedness. Debtor will promptly pay all liens, taxes, assessments, or contributions required by law which may come due and which are lawfully levied or assessed with respect to any of the Collateral. Debtor will execute and deliver to Secured Party, upon demand, certificates attesting to the timely payment or deposit of the sums owed on all such liens, taxes, assessments, or contributions. Debtor will promptly perform the Obligations. Debtor will fully comply with all terms and provisions of this Agreement and all other security instruments upon which it is obligated.

(g)	Power to Undertake Agreement. Debtor has the unqualified right to enter into this Agreement and to perform its terms.

(h)
No Impairment of Obligations. Until the Notes have been paid in full, Debtor will not make any agreement which is inconsistent with its Obligations unless Debtor has obtained prior written consent from Secured Party.

(i)	Inspection of Collateral. Debtor grants to Secured Party the right to visit Debtor’s premises at reasonable times during regular business hours to inspect the Collateral.

6.           Notice of Default and Cure. Secured Party shall deliver Notice of any Default to Debtor. Debtor shall have the right to cure any Default specified under Section I (d)(i) or (ii) within the Cure Period. Debtor may not cure a Default described in Section I (d)(iii) through (ix) of this Agreement. If Debtor fails to cure the Default within the Cure Period, or is prohibited from curing the Default, then Secured Party may pursue any and all remedies provided in this Agreement. Debtor agrees that receipt of Notice shall provide Debtor with reasonable advance notice of a planned sale or other disposition of the Collateral by Secured Party,

7.           Remedies. Upon Default, Secured Party shall have all rights available at law or in equity, including all rights available under the Idaho Uniform Commercial Code. All rights and remedies granted under this Agreement shall be deemed cumulative, and not exclusive of any other right or remedy available to Secured Party. Secured Party retains the right, upon giving Notice to Debtor, to bring suit on the Note, to take possession of the Collateral, and to sell, assign, or otherwise dispose of the Collateral as permitted under Idaho law. Debtor shall be entitled to any surplus, and shall remain liable for any deficiency remaining after disposition of the Collateral. All rights and remedies granted under this Agreement shall be deemed cumulative and not exclusive of any other right or remedy available to Secured Party.

8.           Escrow. This Security Agreement, the Collateral and all documents relating thereto shall be held for collection and in escrow by First American Title Company, 415 Seventh Street, Suite 1, Wallace, ID 83873 (“Escrow Agent”). Debtor and Secured Party agree to execute all documents required by said Escrow Agent. Upon payment in full of the obligations secured hereby and upon receiving notice thereof from Secured Party, Escrow Agent shall deliver the Collateral to Debtor, but the Collateral is to be held on behalf of Secured Party until full payment is received.

4

9.           Modifications to Be in Writing. This Agreement may not be changed orally. For a modification of this Agreement to be effective, it must in writing and have been signed by each party. Every right or remedy granted by this Agreement may be exercised as often as shall be deemed expedient by Secured Party.

10.           Obligations Binding on Successors. Debtor may not transfer its rights, duties, or obligations under this Agreement without the prior written consent of Secured Party. This Agreement, and the duties it sets forth shall bind Debtor and its successors and assigns. All rights and powers established in this Agreement shall benefit Secured Party and its successors and assigns.

11.           Termination of Agreement. At such time as Debtor shall completely satisfy all the Obligations, this Agreement shall terminate. At that time, Secured Party shall deliver to Debtor the Notes and any other instruments necessary to release Secured Party’s interest in the Collateral.

12.           Venue. The parties to this Agreement agree that any action on this Agreement shall be brought in a court of appropriate jurisdiction located in Shoshone County, Idaho.

13.           Notice. Any notice, consent, or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given either (1) when delivered personally to the party to whom it is directed (or any officer or agent of the party), or (2) three days after being deposited in the United States’ certified or registered mail, postage prepaid, return receipt requested, and properly addressed to the party. A communication will be deemed to be properly addressed if sent to Debtor at Attn: Greg Stewart, United Mine Service, Inc., 202 S. Division St., PO Box 828, Pinehurst, ID, 83850, or if sent to Secured Party at Fred A. Forsberg and Linda M. Forsberg, PO Box 1081, Pinehurst, ID, 83850. Debtor or Secured Party may at any time during the term of this Agreement change the address to which notices and other communications must be sent by providing written notice of a new address within the United States to the other party. Any such change of address will be effective ten (10) days after notice is given.

14.           Governing Law. This Agreement will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the State of Idaho.

15.           Headings. Headings used in this Agreement have been included for convenience and ease of reference only, and will not influence the construction or interpretation of any provision of this Agreement.

16.           Entire Agreement. This Agreement represents the entire understanding of the parties with respect to its subject matter. There are no other prior or contemporaneous agreements, either written or oral between the parties with respect to this subject.

17.           Waiver. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against whom the

5

waiver is asserted, or by the party’s duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

18.           Severability. The parties intend that this Agreement be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons, circumstances, or extent, will not be impaired.

19.           References. Except as otherwise specifically indicated, all references to numbered or lettered sections or subsections refer to sections or subsections of this Agreement, and all references to this Agreement include any subsequent amendments to the Agreement.

20.           Attorneys’ Fees. If any litigation or other dispute resolution proceeding is commenced between parties to this Agreement to enforce or determine the rights or responsibilities of the parties, the prevailing party or parties in the proceeding will be entitled to receive, in addition to any other relief granted, its reasonable attorneys’ fees, expenses, and costs incurred preparing for and participating in the proceeding.

21.           Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

22.           Further Assurances. Each party agrees to take any additional actions and to make, execute, and deliver any additional written instruments that may be reasonably required to carry out the terms, provisions, intentions, and purposes of this Agreement.

Executed and delivered the day and year first written above.

DEBTOR:	SECURED PARTY:

UNITED MINE SERVICES, INC.	FORSBERG INVESTMENTS, INC.

GREG STEWART	FRED A. FORSBERG
By: Greg Stewart, President & CEO	By: Fred A. Forsberg, President

6

ASSET PURCHASE AGREEMENT
EXHIBIT “E”

ALLOCATION OF PURCHASE PRICE

Land	$250,000

Buildings	$650,000

Equipment	$200,000

Inventory	$250,000*
(*subject to adjustment to actual “Inventory Value”)

Accounts Receivable	$150,000*
(*subject to adjustment to amount per books of
Accounts Receivable)

Trade Name	$150,000

Covenant Not-to-Compete	$50,000

Goodwill	$1,000,000*

Total	$2,700,000*

* The Closing Date adjustment to Accounts Receivable will
be balanced with similar adjustments to that amount
allocated to Goodwill. The Total Purchase Price will be
adjusted with a similar adjustment, if any is made, to
Inventory.

GSS	FF LF
3/30/09	3/26/09

ASSET PURCHASE AGREEMENT
EXHIBIT “F”

COMMITMENT FOR TITLE INSURANCE
Provided by: First American Title Insurance Company
Order No. 287335-WA, Commitment Date of February 6, 2009

GSS	FF LF
3/30/09	3/26/09

Plain Language Commitment

Commitment No.: **287335-WA**
Page 1 of 10

First American Title Company
415 Seventh Street, Suite 1, Wallace, ID 83873
Phone (208)556-1104 - Fax (208)556-1106

Escrow Officer: Shawna Flood - sflood@firstamholding.com
Title Officer: Michelle Mays - mmays@firstamholding.com

To: **Mountain West Bank**
101 Ironwood Suite 252
Coeur d'Alene, ID 83814

Order No.: **287335-WA**

Attn: **Lynn Alexander**

Your Ref:

Re: Property Address: **NKA Silver Valley Road, Kellogg, ID 83837**

COMMITMENT FOR TITLE INSURANCE

Issued by

FIRST AMERICAN TITLE INSURANCE COMPANY

Agreement to Issue Policy

We agree to issue a policy to you according to the terms of this Commitment.

When we show the policy amount and your name as the proposed insured in Schedule A, this Commitment becomes effective as of the Commitment Date shown in Schedule A.

If the Requirements shown in this Commitment have not been met within six months after the Commitment Date, our obligation under this Commitment will end. Also, our obligation under this Commitment will end when the Policy is issued and then our obligation to you will be under the Policy.

Our obligation under this Commitment is limited by the following:

The Provisions in Schedule A.
The Requirements in Schedule B-I.
The Exceptions in Schedule B-II.
The Conditions.

This Commitment is not valid without Schedule A and Section 1 and 2 of Schedule B.

First American Title Insurance Company

BY [signature] PRESIDENT

ATTEST [signature] SECRETARY

FIRST AMERICAN TITLE INSURANCE COMPANY INCORPORATED SEPTEMBER 24, 1968 CALIFORNIA

Countersigned
First American Title Company

[signature]

Plain Language Commitment	Commitment No.: 287335-WA

ALTA Plain Language Commitment Form

INFORMATION

The Title Insurance Commitment is a legal contract between you and the Company. It is issued to show the basis on which we will issue a Title Insurance Policy to you. The Policy will insure you against certain risks to the land title, subject to the limitations shown in the Policy.

The Company will give you a sample of the Policy form, if you ask.

The Policy contains an arbitration clause. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or you as the exclusive remedy of the parties. You may review a copy of the abritration rules at http://www.alta.org/.

The Commitment is based on the land title as of the Commitment Date. Any changes in the land title or the transaction may affect the Commitment and the Policy.

The Commitment is subject to its Requirements, Exceptions and Conditions.

THIS INFORMATION IS NOT PART OF THE TITLE INSURANCE COMMITMENT. YOU SHOULD READ THE COMMITMENT VERY CAREFULLY.

TABLE OF CONTENTS

Page

AGREEMENT TO ISSUE POLICY

SCHEDULE A
l.	Commitment Date
2.	Polices to be Issued, Amounts and Proposed Insureds
3.	Interest in the Land and Owner
4.	Description of the Land

SCHEDULE B-I -- REQUIREMENTS

SCHEDULE B-II -- EXCEPTIONS

CONDITIONS

Plain Language Commitment	Commitment No.: 287335-WA

SECOND REVISED COMMITMENT
SCHEDULE A

1.	Commitment Date:	February 06, 2009 at 7:30 A.M.

2.	Policy or Policies to be issued:

	Policy Amount	Premium Amount

Owner’s Policy
Standard Owner’s Policy (6/17/06) Form 1402-06	$900,000.00	$2,555.00
with applied credit of		$ None Available

Proposed Insured:
United Mine Services, Inc., an Idaho corporation

Loan Policy
Extended Loan Policy (06/17/06) Form 1056-06	$1,100,000.00	$1,349.00
with applied credit of		$None
Proposed Insured:
Mountain West Bank, its successors and assigns, as their interests may appear, as defined in the paragraph entitled “Definitions of Terms” contained in this Policy.
Endorsements: 9-06, 22-06, FA-40		$ 65.00

3.	A fee simple interest in the land described in this Commitment is owned, at the Commitment Date by:

Fred A. Forsberg and Linda M. Forsberg, co-Trustee’s of the Family Trust of Fred A. Forsberg and Linda M. Forsberg Trust, dated September 26, 2008

4.	The land referred to in this Commitment is described as follows:

The land referred to herein is described in the Legal Description attached hereto.

Commonly known as:	NKA Silver Valley Road, Kellogg, ID 83837

Plain Language Commitment	Commitment No.: 287335-WA

Exhibit “A”

Real property in the County of Shoshone, State of Idaho, described as follows:

A parcel of land situated in the Northeast Quarter of the Southwest Quarter and the Northwest Quarter of the Southeast Quarter of Section 5, Township 48 North, Range 3 East, B.M., Shoshone County, Idaho and being more particularly described as follows:

Beginning at a point where the North-South centerline of said Section 5 intersects the Northerly right-of-way line of the I-90 frontage road, whence the South Quarter Corner of said Section 5 bears South 00°51'54" West, 1,486.88 feet distant (shown of record to be South 00°42' East, 1,485.00 feet);

Thence South 87°05'43" West, 191.87 feet along said Northerly right-of-way line;

Thence North 74°08'05" West, 369.76 feet along said Northerly right-of-way to a point on the Westerly boundary of a tract described in Deeds Book 77, page 66;

Thence North 12°34'20" East, 928.58 feet along said Westerly boundary to a point on the East-West centerline of said Section 5;

Thence North 88°41'55" East, 360.46 feet along said East-West centerline to the Center Quarter of said Section 5;

Thence North 88°41'55" East, 63.40 feet along said centerline;

Thence South 00°00'04" West, 1,010.12 feet to a point on the Northerly right-of-way of said I-90 frontage road;

Thence North 87°56'36" West, 78.61 feet along said right-of-way to the point of beginning.

Plain Language Commitment	Commitment No.: 287335-WA

SCHEDULE B-SECTION I

REQUIREMENTS

The following requirements must be met:

(a)	Pay the agreed amounts for the interest in the land and/or the mortgage to be insured.

(b)	Pay us the premiums, fees and charges for the policy.

(c)	Documents satisfactory to us creating the interest in the land and/or the mortgage to be insured must be signed, delivered and recorded.

(d)
You must tell us in writing the name of anyone not referred to in this Commitment who will get an interest in the land or who will make a loan on the land. We may then make additional requirements or exceptions.

(e)	Release(s) or Reconveyance(s) of items(s) .

(f)	If any document in the completion of this transaction is to be executed by an attorney-in-fact, the Power of Attorney must be submitted for review prior to closing.

(g)
Idaho Code §31-3504 permits the state or counties that provide indigent medical assistance to a lien upon real property of the person provided assistance. We require the attached affidavit to be completed prior to recording to eliminate an exception to such lien.

(h)	With respect to Family Trust of Fred A. Forsberg and Linda M. Forsberg, we require:
a.	Copies of the trust agreement and any amendments thereto to determine the existence of the trust and the power of the trustees to act in the pending transaction.
b.	Other requirements which the Company may impose following its review of the material required herein and other information which the Company may require.

(i)	With respect to United Mine Services, Inc. a corporation, we require:
a.	A certified copy of good standing of recent date issued by the secretary of state of the corporation’s state of domicile.
b.
A certified copy of a resolution of the board of directors authorizing the contemplated transaction and designating which corporate officers shall have the power to execute on behalf of the corporation.

c.	Other requirements which the Company may impose following its review of the material required herein and other information which the Company may require.

(j)
The policy liability contemplated by this transaction exceeds our local limit. Underwriter approval must be obtained from the Home Office or Regional Office prior to closing. Please contact the title officer in advance of the closing date to discuss the specifics of the proposed transaction, including identity of proposed insureds, endorsement requirements, and exceptions which are to be eliminated.

Plain Language Commitment	Commitment No.: 287335-WA

SCHEDULE B -SECTION II
EXCEPTION

Any policy we issue will have the following exceptions unless they are taken care of to our satisfaction.

PART I:

1.	Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

2.	Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

3.	Easements, claims of easement or encumbrances which are not shown by the public records.

4.
Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the title including discrepancies, conflicts in boundary lines, shortage in area, or any other facts that would be disclosed by an accurate and complete land survey of the land, and that are not shown in the public records.

5.
(a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the public records.

6.	Any liens, or rights to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

7.
2009 taxes are an accruing lien, not yet due and payable until the fourth Monday in November of the current year. The first one-half is not delinquent until after December 20 of the current year, the second one-half is not delinquent until after June 20 of the following year. Taxes which may be assessed and entered on the property roll for 2008 with respect to new improvements and first occupancy, which may be included on the regular property, which are an accruing lien, not yet due and payable.

General taxes as set forth below. Any amounts not paid when due will accrue penalties and interest in addition to the amount stated herein:

Year	Original Amount	Amount Paid	Parcel Number

2008	$3,473.88	$3,473.88	48N03E054825
2008	$3,354.92	$3,354.92	48N03E054830

Homeowners Exemption is not in effect for 2008.
Circuit breaker is not in effect for 2008.
Agricultural Exemption is not in effect for 2008.

8.	Levies and assessments of South Fork Coeur d’Alene River Sewer District.

9.	Levies and assessments of Central Shoshone Water District.

10.	Right of Way Easement granted to Coeur d’Alene Railway and Navigation Company, a corporation, recorded December 1, 1891 in Book X of Deeds, page 336-338.

11.	Easement granted to The Pacific Telephone and Telegraph Company, its successors and assigns, recorded December 20, 1924 in Book 58 of Deeds, page 237.

Plain Language Commitment	Commitment No.: 287335-WA

12.	Easements and provisions contained in deed to the State of Idaho recorded March 17, 1939 in Book 70 of Deeds, page 404

13.	Easement granted to The Washington Water Power Company, a corporation, its successors and assigns, recorded January 21, 19S5 in Book 89 of Deeds, page 329, as Instrument No. 163283.

14.	Negative easements contained in Judgement on Declaration of Taking granted to the United States of America, recorded November 8, 1966 as Instrument No. 207802.

15.	Ordinance No. 56 providing for the Amendment of the Shoshone County Zoning Map Adopted Pursuant to Shoshone County Ordinance No. 15, recorded February 20, 1990 as Instrument No. 341087.

16.	Lease upon the terms, conditions and covenants contained therein: Recorded: April 27, 2004, and re-recorded June 1, 2004, as Instrument No. 415962 and 416583
Type of lease: Outdoor Ground lease
Term: 1998
Date of lease: January 27, 1998
Lessor: Linda M. Forsberg
Lessee: Young Electric Sign Company.

17.	Existing rights of way, easements and franchise rights of any lot owner or public utility in place at time of vacation.

18.
Unrecorded leaseholds; rights of parties in possession, rights of secured parties, vendors and vendees under conditional sales contracts of personal property installed on the premises herein, and rights of tenants to remove trade fixtures.

19.
Except all minerals in or under said land including but not limited to metals, oil, gas, coal, stone, and mineral rights, mining rights, and easement rights or other matters relating thereto whether expressed or implied.

NOTE:   The foregoing numbered exceptions (1-6) may be eliminated in an ALTA Extended or EAGLE Coverage Policy.

Plain Language Commitment	Commitment No.: 287335-WA

INFORMATIONAL NOTES

A.
As an accommodation and not part of this commitment, no liability is assumed by noting the following conveyances describing all or a part of the subject property, which have been recorded within the last 24 months:

Quitclaim Deed
Grantor: Fred A. Forsberg and Linda M. Forsberg, husband and wife
Grantee: Fred A. Forsberg and Linda M. Forsberg, co-trustees of the Family Trust of Fred A.
Forseberg and Linda M. Forsberg, dated September 26, 2008

B.
Other than as shown in Schedule B; we find no Judgment Liens, State Tax Liens, Federal Tax Liens or Child Support Liens of record which attach to the name(s) or interest of the vested owner and/or proposed insured owner/borrower.

C.
Pursuant to the State of Idaho Insurance Regulations: A cancellation fee will be charged on all cancelled orders, unless notified to the contrary, all orders shall be cancelled and a billing sent within 6 months of the effective date on the commitment.

Plain Language Commitment	Commitment No.: 287335-WA

CONDITIONS

1. DEFINITIONS
(a)”Mortgage” means mortgage, deed of trust or other security instrument.
(b)”Public Records” means title records that give constructive notice of matters affecting your title according to the state statutes where the land is located.

2. LATER DEFECTS
The Exceptions in Schedule B - Section II may be amended to show any defects, liens or encumbrances that appear for the first time in the public records or are created or attach between the Commitment Date and the date on which all of the Requirements (a) and (c) of Schedule B - Section I are met. We shall have no liability to you because of this amendment.

3. EXISTING DEFECTS
If any defects, liens or encumbrances existing at Commitment Date are not shown in Schedule B, we may amend Schedule B to show them. If we do amend Schedule B to show these defects, liens or encumbrances, we shall be liable to you according to Paragraph 4 below unless you knew of this information and did not tell us about it in writing.

4. LIMITATION OF OUR LIABILITY
Our only obligation is to issue to you the Policy referred to in this Commitment, when you have met its Requirements. If we have any liability to you for any loss you incur because of an error in this Commitment, our liability will be limited to your actual loss caused by your relying on this Commitment when you acted in good faith to:

Comply with the Requirements shown in Schedule B - Section I or eliminate with our written consent any Exceptions shown in Schedule B - Section II.

We shall not be liable for more than the Policy Amount shown in Schedule A of this Commitment and our liability is subject to the terms of the Policy form to be issued to you.

5. CLAIMS MUST BE BASED ON THIS COMMITMENT
Any claim, whether or not based on negligence, which you may have against us concerning the title to the land must be based on this commitment and is subject to its terms.

Plain Language Commitment

Commitment No.: **287335-WA**
Page 10 of 10

First American Title Company
415 Seventh Street, Suite 1, Wallace, ID 83873
Phone (208)556-1104 - Fax (208)556-1106

PRIVACY POLICY

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information – particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our parent company, The First American Corporation, we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information which you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its *Fair Information Values*, a copy of which can be found on our website at www.firstam.com.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

- Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
- Information about your transactions with us, our affiliated companies, or others; and
- Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies, and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies, or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American's *Fair Information Values*. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

© 2001 The First American Corporation • All Rights Reserved

This sketch is furnished without charge solely for the purpose of assisting in locating said premises and the Company assum... liability for inaccura...

SECTION
ROSS
RANCH
Avenue
5240 R/W
8460
9145
4825
4830
4935
7800
8100
8450
8600
8850
7300
250922
City
Limits
See Sec. 9-48-3

This sketch is furnished without charge solely for the purpose of assisting in locating said premises and the Company assumes no liability for inaccuracies therein.

SECTION LINE AS SHOWN BY TOWNSHIP PLATS
SECTION LINE AS SHOWN BY KELLOGG TOWNSITE PLATS
SECTION LINE and KELLOGG CITY LIMITS
LOT 4
40.87 Ac.
LOT 3
40.80 Ac.
LOT 2
40.72 Ac.
LOT 1
40.64 Ac.
B.H.&S.
U.S.P.D.
U.S.P.D.
U.S.P.D.
U.S.P.D.
U.S.P.D.
LEIBE
BUNKER HILL Co.
PACK RIVER CO.
INTERSTATE 90
I-90
ROSS
RANCH
BUNKER HILL
B. H. Co.
CEMETERY
SUNNY ACRES SUBDIVISION
SECTION 5
T48N., R3E.

ASSET PURCHASE AGREEMENT
EXHIBIT “G”

CONFIDENTIALITY AGREEMENT
(Including Amendments)

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (the “Agreement”) is entered into and is effective as of January 30, 2007 by and between Mine Fabrication and Machine, a company incorporated in the State of Idaho, and its affiliates (collectively “Mine Fab”) and United Mine Services, an Idaho Corporation, and its affiliates (collectively, “United”), (hereinafter collectively referred to as the “Parties”).

I.	Definition of Confidential Information

UNITED will have access to certain confidential information regarding the property and business of MINE FAB to be evaluated for the purpose of a potential acquisition by UNITED of MINE FAB. The Parties acknowledge that the terms and conditions of this Agreement, the nature and existence of the discussions between the Parties and information concerning the business held by or in evaluation by UNITED, and other information, including, but not limited to:

(i)	information relating to the properties, assets, and business opportunities of MINE FAB;

(ii)	information relating to the officers, directors, employees and shareholders of MINE FAB; and

(iii)	any other information which may from time to time be identified by UNITED, as being of a confidential nature and as being subject to the terms and conditions of this Agreement,

will be considered confidential (“Confidential Information”). Confidential Information shall not include information that is now, or subsequently becomes, generally available to the public through no fault or breach of the party receiving such information.

II.	Property

UNITED agrees that all Confidential Information that is in, or on, any medium, including without limitation, written, printed, photographic, digital or any electronic format and other property, delivered by MINE FAB, or made available to UNITED, or otherwise obtained for purposes related to this Agreement, is and remains the sale property of MINE FAB. Without the prior consent of MINE FAB, UNITED agrees not to make or give permission to make copies of any Confidential Information provided by MINE FAB, or otherwise obtained by UNITED or its employees, contractors, clients, or agents.

GSS	FF LF
3/30/09	3/26/09

III.	Project Discussions

It is understood that the discussions relating to the properties are confidential. No public announcement covering such discussions or concerning the existence thereof will be made by GENERAL except if required by law and upon written notice to MINE FAB.

IV.	Employee Confidentiality

UNITED agrees that it shall promptly identify to MINE FAB the names of UNITED’S employees, contractors, clients, affiliates and agents who will have access to Confidential Information and that and that upon written request from MINE FAB; shall require each person to provide UNITED with a written acknowledgement, in the form set forth as Exhibit A hereto, that such person has read and understood this Agreement, and personally agrees to comply with the terms thereof, excepting, however, any person already bound to and by UNITED standard confidentiality agreement.

V.	Further Assurances

UNITED agrees to take such other actions and to execute such other documents from time to time as the Companies feels necessary or advisable to effectuate the intent hereof.

VI.	Terms

This Agreement shall terminate twenty four (24) months from the date hereof unless the Parties agree in writing to amend this Clause VII. Terms and/or other clauses contained within the Agreement.

VII.	Injunctive Relief

The Parties expressly acknowledge and agree that any breach of this Agreement by either party would cause irreparable harm to the other party for which damages would not be adequate remedy and, therefore, the Parties hereby agree that, in the event of any breach by either of the Parties to this Agreement, the other party shall have the right to seek injunctive relief against the continuing or further breach by the party breaching the terms of the Agreement without the necessity of proof of actual damages. This right to seek injunctive relief without necessity of proof of damage shall be in addition to any other right which the Parties may have under this Agreement or otherwise in law or in equity.

VIII.	Notices

Notices and other communications relating to this Agreement shall be sent to the Parties at the following addresses:

UNTITED MINE SERVICES
Attention: Kurt Hoffman
P.O. Bo~ 3397
Post Falls. Idaho 83877

Telephone: 208-773-2250
Facsimile:  208-773-2471
E-mail: kurthoffman@adciphia.net

MINE FABRICATION
Attention:  Fred Forsberg

Telephone:
Facsimile:
E-mail:

IN WITNESS WHEREOF, the Parties have caused the Agreement to be executed by their duly authorized officers the date first written below.

General Mine Services

By:	Kurt J. Hoffman

Its:	Director

Signed:	______________________

Accepted this 1st day of February, 2007.

MINE FAB

By:	Fred Forsberg

Its:	President

Signed:	FRED FORSBERG

Exhibit A

Acknowledgment and Confidentiality Obligation

The undersigned hereby acknowledges that he/she has read and understands that certain Confidentiality Agreement dated January 30, 2007 between MINE FAB, and UNITED MINE SERVICES. In consideration of the undersigned’s employment, representation or engagement, by UNITED and receipt of the Confidentiality Information as described in such Agreement, the undersigned agrees to comply with all the obligations of UNITED in such Agreement as fully and to the same extent as if the undersigned were signatory thereto.

Acknowledged and agreed to this 16th day of November, 2007.

Name::	Erik Panke

Company:	United Mine Services

Address:	2100 Denell Way, Boise, ID 83709

Re1ation to GENERAL:	Chief Financial Officer of U.M.S.

AMENDMENT TO CONFIDENTIALITY AGREEMENT

This AMENDMENT TO CONFIDENTIALITY AGREEMENT is entered into effective this 28th day of January, 2008, by and between Mine Fabrication & Machine, Inc., and Idaho Corporation, and United Mine Services, Inc., an Idaho Corporation.

RECITALS

WHEREAS, Mine Fabrication & Machine, Inc., an Idaho Corporation, and United Mine Services, Inc., and Idaho Corporation entered into a Confidentiality Agreement dated effective January 30, 2007.

WHEREAS, pursuant to Clause VI. of said Confidentiality Agreement, the Agreement is to terminate on January 30, 2009;

WHEREAS, the purpose of said Confidentiality Agreement was to facilitate sharing of confidential between the parties related to the purchase of Mine Fabrication & Machine, Inc. by United Mine Services, pursuant the that Stock and Sale Agreement entered into by the parties on April 13, 2007, as amended.

WHEREAS, the transaction under the Stock Purchase and Sale Agreement, as amended, failed to Close;

WHEREAS, the transaction contemplated for the mutual release and settlement of claims in a Letter of Intent entered into by the parties on November 6, 2008 has not yet Closed; and

WHEREAS, the parties find it mutually desirable to extend the term of the Confidentiality Agreement in order to facilitate further sharing of confidential information;

Clause VI. of the Confidentiality Agreement, the form of which is attached hereto as Exhibit “A”, shall be amended in its entirety as follows:

NOW THEREFORE, the parties agree as follows:

“VI.   TERMS.   This Agreement shall terminate on June 30, 2009 unless the Parties agree in writing to amend this Clause VI. Terms and/or other clauses contained within the Agreement.”

Except as expressly amended herein, the Confidentiality Agreement dated effective January 30, 2007 and attached hereto as Exhibit “A” shall remain in full force and effect.

1

IN WITNESS WHEREOF, the Parties have caused this Amendment to Confidentiality Agreement to be executed by their duly authorized officers effective on the date first written above.

Mine Fabrication & Machine, Inc.		UNITED MINE SERVICES, INC.

By:	FRED A. FORSBERG	By:	ERIK PANKE
	FRED A. FORSBERG, President		ERIK PANKE, CFO

2

MUTUAL RELEASE AND SETTLEMENT OF ALL CLAIMS

THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT (“Release”) is entered into this 31st day of March, 2009, by and between FRED A. FORSBERG and LINDA M. FORSBERG, husband and wife (“Forsbergs”), FORSBERG INVESTMENTS, INC., an Idaho Corporation formerly known as Mine Fabrication & Machine, Inc. (“Forsberg Investments”), UNITED MINE SERVICES, INC., an Idaho Corporation, formerly known as Idaho Mining and Exploration Corporation (“United Mine Services”).

RECITALS:

A.           Forsbergs and United Mine Services entered into a Stock Purchase and Sale Agreement dated April 11, 2007, as amended (“Stock Purchase Agreement”), wherein United Mine Services agreed to purchase all of the issued and outstanding Shares of Common Stock in Mine Fabrication & Machine, Inc., owned by the Forsbergs.

B.           The transaction agreed to under that Stock Purchase Agreement failed to close.

C.           The parties have negotiated the terms and conditions of an Asset Purchase Agreement, wherein United Mine Services is to purchase certain assets of “Forsberg Investments” and of the Forsbergs (more specifically, from the Family Trust of Fred A. Forsberg and Linda M. Forsberg dated September 26, 2008), and both desire to sell certain assets (“Transferred Assets”) as are fully detailed within the Asset Purchase Agreement (the “Asset Purchase”).

C.           The parties desire to mutually release each other and settle all claims that may exist, now or in the future, relating to the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties contained within this Release, the parties hereto hereby agree as follows:

1.           Release. In accordance with Paragraph 11.3 of the Asset Purchase Agreement, and solely relating to that arising under the Stock Purchase Agreement, each undersigned party, and their respective successors and assigns, hereby, as a free and voluntary act, mutually releases, remises, acquits and discharges each other, including all officers, directors, shareholders, members, owners, trustees, administrators, agents, attorneys, accountants, insurers, representatives, employees, successors, heirs, administrators and assigns thereof, from any and all claims, demands, damages, lawsuits, obligations, promises, charges, and causes of action (whether at law, in equity or otherwise), rights, costs, attorneys’ fees, expenses, debts, liabilities, payments, accounts, suits, contracts, agreements, promises, rights, and remedies of any nature whatsoever, that exist, have existed or may exist, whether known or unknown, in tort, in contract, by statute, or any other basis for compensatory, punitive, or other damages, expenses, reimbursements of costs of any kind, including, but not limited to any and all claims, demands, rights and or causes of action, arising up to the date of execution of this Release.

1

It is understood and agreed that this is a full and final release between all parties hereto, and a full compromised settlement of any and all claims of every nature and kind whatsoever, and releases of all claims, whether known or unknown, suspected or unsuspected, with respect to said Stock Purchase Agreement.

The undersigned parties warrant that no promise or inducement has been offered except as herein set forth and that this Release is executed without reliance upon any statement or representation by the parties except as given in this Release. The undersigned parties have not relied upon statements or representations offered by the parties’ representatives or counsel concerning the nature and extent of purported injuries and/or damages and/or legal liability asserted by either party.

2.           Indemnification. The undersigned parties further mutually agree to and shall indemnify and hold harmless each other, their predecessor transferors, transferees, assigns, heirs, and representatives, against any and all such debts, liabilities, chases in action, or claims of any nature, absolute or contingent, together with all expenses and legal fees resulting from any such breach, untruth, or inaccuracy, act, liability, or obligation which may be incurred to compromise or defend such liabilities, chases in action, or claims of any nature, absolute or contingent, arising from the Stock Purchase Agreement. Each party shall notify the other of any such liability, asserted liability, breach of warranty, untruth, or inaccuracy of representation, or any claim thereof, with reasonable promptness.

3.           Effective Date. This Release shall become effective on the date indicated on the first page hereof, but only after being fully signed by the parties hereto.

4.           Warranty of Capacity to Execute Agreement. The undersigned parties hereto warrant that no other person or entity has the right to enter into this Release, and that the undersigned parties have the sole right and exclusive authority to execute this Release for the exchange and receipt of the promises and sum specified in it.

5.           Confidentiality. As part of the consideration for the promises payable under this Agreement, both undersigned parties agree that neither they nor their attorneys, agents, assignees, or successors shall reveal to or discuss with anyone, including the media, other than as may be agreed to in writing by both parties to this Release or as may be required by law, the names or identities of the parties released hereby, or any of the other terms or conditions of this Agreement, except that both parties may disclose such information to immediate family members or to persons providing legal, financial, or counseling services to the parties provided that any family members or persons receiving the information shall be instructed and shall agree not to publish or further disclose the information.

6.           Non-Disparagement. The parties hereto mutually agree that, following the entry into this Release, he, she or it will make no written or oral statements that directly or indirectly disparages the other party in any manner whatsoever. It will not be a violation of this covenant for either party to make truthful statements, under oath, as required by law or formal legal process.

7.           Non-Waiver. The undersigned parties hereby mutually agree that neither Forsberg nor the Corporation are waiving any rights or claims under the terms and conditions of the Asset Purchase Agreement between the parties hereto.

2

8.           Not Construed Against Drafter. The essential terms and conditions contained in this Release have been mutually negotiated between the parties hereto. No ambiguity in this instrument shall be construed or interpreted as against the preparer of this Release, as each party contributed to drafting of the provisions hereof.

9.           Attorney’s Fees. In the event any suit or action is instituted to enforce this Release, the prevailing party shall be entitled to recover, in addition to costs and expenses provided by statute or otherwise, such sums as the court may adjudge reasonable as attorney’s fees at trial or on appeal from judgment or decree entered at trial.

10.         Counterparts. This Assignment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

11.         Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Idaho.

12.          Full Understanding of Agreement. WE HAVE COMPLETELY READ THIS MUTUAL RELEASE AND INDEMNIFICATION AGREEMENT AND FULLY UNDERSTAND AND VOLUNTARILY ACCEPT IT FOR THE PURPOSE OF FINAL RESOLUTION OF ANY AND ALL CLAIMS, DISPUTED OR OTHERWISE, AND FOR THE EXPRESS PURPOSE OF PRECLUDING FOREVER ANY OTHER CLAIMS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE STOCK PURCHASE AGREEMENT.

WE RECOGNIZE THAT THE FUTURE COURSE OF PRESENT INJURY, DAMAGES, OR LOSS CANNOT BE PREDICTED WITH CERTAINTY. WE ASSUME THE RISK THAT THE CLAIMED DAMAGES MAY WORSEN IN THE FUTURE AND THAT NEW DAMAGES MAY DEVELOP. WE ACKNOWLEDGE THAT ALL INFORMATION REGARDING CLAIMS MADE IS SUFFICIENT TO ENTER INTO THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT AND THE PARTIES EXPRESSLY WAIVE ANY CLAIM THAT THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT IS NOT FAIRLY AND KNOWINGLY MADE.

DATED this 31st day of March, 2009.

	FORSBERGS:	UNITED MINE SERVICES, INC.

	FRED A. FORSBERG	By:	GREG STEWART
	FRED A. FORSBERG		Greg Stewart, President & CEO

LINDA M. FORSBERG
LINDA M. FORSBERG

FORSBERG INVESTMENTS INC.

By:	FRED A. FORSBERG
FRED A. FORSBERG, President
3

STATE OF IDAHO	)
: ss.
County of Shoshone	)

On this 31 day of March, 2009, personally appeared before me FRED A. FORSBERG and LINDA M. FORSBERG, husband and wife, to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN under my hand and official seal the day and year first above written.

SHAWNA M. FLOOD
[SEAL]	Notary Public in and for the State of Idaho
Idaho, residing at Osburn, ID.
My commission expires: 10/10/2012

STATE OF IDAHO	)
: ss.
County of Shoshone	)

On this 31 day of March, 2009, personally appeared before me FRED A. FORSBERG, to me known to be the President of FORSBERG INVESTMENTS, INC., an Idaho Corporation formerly known as Mine Fabrication & Machine, Inc., the corporation that executed the foregoing instrument, and acknowledged that the said instrument to be the free and voluntary act of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was duly authorized to execute the said instrument on behalf of said Corporation.

GIVEN under my hand and official seal the day and year first above written.

SHAWNA M. FLOOD
[SEAL]	Notary Public in and for the State of Idaho
Idaho, residing at Osburn, ID.
My commission expires: 10/10/2012

4

STATE OF IDAHO	)
: ss.
County of Shoshone	)

On this 31 day of March, 2009, personally appeared before me GREG STEWART, to me known to be the President and CEO of UNITED MINE SERVICES, INC., an Idaho Corporation, the corporation that executed the foregoing instrument, and acknowledged that the said instrument to be the free and voluntary act of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was duly authorized to execute the said instrument on behalf of said Corporation.

GIVEN under my hand and official seal the day and year first above written.

SHAWNA M. FLOOD
[SEAL]	Notary Public in and for the State of Idaho
Idaho, residing at Osburn, ID.
My commission expires: 10/10/2012

5

ASSET PURCHASE AGREEMENT
SCHEDULE 2.4

SCHEDULE OF LIENS

None.

GSS	FF LF
3/30/09	3/26/09

ASSET PURCHASE AGREEMENT
SCHEDULE 2.5(c)

DISCLOSURE OF REAL PROPERTY CONDITION

1.
The southwest corner of the paint shed located on the Real Property may, or may not, encroach upon the right-of-way of Silver Valley Road (a.k.a. East Highway 10). Neither Linda nor Fred Forsberg are experts as to the values of real property and cannot give any representation and warranty as to what, if any, such possible encroachment may have on the value of the Real Property.

2.
All of those items listed in “PART I” of “SCHEDULE B-SECTION II EXCEPTIONS” to the Commitment for Title Insurance, issued by First American Title Insurance Company as Order No. 287335-WA, and attached to the Asset Purchase Agreement as Exhibit “F”, are by this reference made part of this Schedule 2.5(c).

GSS	FF LF
3/30/09	3/26/09

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS ASSIGNMENT, dated March 31, 2009, is between FRED A. FORSBERG AND LINDA M. FORSBERG, husband and wife, herein collectively called “Assignor”, and UNITED MINE SERVICES, INC., an Idaho Corporation, herein called “Assignee”.

WHEREAS, Assignor is the owner of certain real property known as NKA Silver Valley Road, Kellogg, Idaho, as more fully described on Exhibit “A” hereto (hereinafter referred to as the “Premises”);

WHEREAS, Assignor as Lessor, leased a portion of the Premises to Young Electric Sign Company as Lessee, pursuant to the terms and conditions of that Outdoor Ground Lease dated January 27, 1998, a copy of which is attached hereto as Exhibit “B” (the “Lease”).

WHEREAS, Assignor is a party to an Asset Purchase Agreement dated effective March 31, 2009 with Assignee, wherein Assignee is purchasing the Premises from Assignor.

WHEREAS, in order to fully effectuate the purchase and sale transaction between Assignor and Assignee, Assignor intends to assign all of their right, title and interest as Lessor under the Lease to Assignee; and

WHEREAS, Assignee desires to assume and agrees to perform all of Assignor’s obligations under said Lease pursuant to the terms contained therein and pursuant to this Assignment, and Assignee further agrees to assume all obligations, liabilities and expenses as Lessor as provided for under said Lease as assigned to it by Assignor.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Assignment and Assumption of Lease Agreement.

a.           Assignor hereby grants, assigns, conveys, sets over and delivers to Assignee all of their right, title and interest in and to the Lease of the Premises, together with all rights and appurtenances belonging or appertaining thereto.

b.           Assignee agrees to keep such Lease in full force and effect in accordance with its terms, and hereby accepts and agrees to assume the obligations therein and agrees to be bound by all of the terms, conditions and covenants applicable to the Lessor under the Lease and this Agreement and further acknowledges receipt of executed copies of said Lease, which is attached hereto as Exhibit “B”.

1

2.           Indemnification. Assignor hereby indemnifies and holds Assignee harmless from any and all claims, demands, damages, lawsuits, obligations, promises, charges, and causes of action (whether at law, in equity or otherwise), rights, costs, attorneys’ fees, expenses, debts, liabilities, payments, accounts, suits, contracts, agreements, promises, rights, and remedies of any nature whatsoever, whether known or unknown, of or relating to said Lease arising prior the Effective Date hereof.

Assignee hereby indemnifies and holds Assignor harmless from any and all claims, demands, damages, lawsuits, obligations, promises, charges, and causes of action (whether at law, in equity or otherwise), rights, costs, attorneys’ fees, expenses, debts, liabilities, payments, accounts, suits, contracts, agreements, promises, rights, and remedies of any nature whatsoever, whether known or unknown, of or relating to said Leases arising after the Effective Date hereof.

IN WITNESS WHEREOF, the Assignor and Assignee have signed and sealed this Assignment as of the date indicated on the first page hereof.

ASSIGNOR:	ASSIGNEE:

UNITED MINE SERVICES, INC.

FRED A. FORSBERG	By:	GREG STEWART
FRED A. FORSBERG		Greg Stewart, President & CEO

LINDA M. FORSBERG
LINDA M. FORSBERG

2

STATE OF IDAHO	)
: ss.
County of Shoshone	)

On this 31 day of March, 2009, personally appeared before me FRED A. FORSBERG and LINDA M. FORSBERG, husband and wife, to me known to be the individuals described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

GIVEN UNDER my hand and official seal the day and year first above written.

SHAWNA M. FLOOD
[SEAL]	Notary Public in and for the State of Idaho
Idaho, residing at Osburn, ID.
My commission expires: 10/10/2012

STATE OF IDAHO	)
: ss.
County of Shoshone	)

On this 31 day of March, 2009, personally appeared before me GREG STEWART, to me known to be the President and CEO of UNITED MINE SERVICES, INC., an Idaho Corporation, the corporation that executed the foregoing instrument, and acknowledged that the said instrument to be the free and voluntary act of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was duly authorized to execute the said instrument on behalf of said Corporation.

GIVEN UNDER my hand and official seal the day and year first above written.

SHAWNA M. FLOOD
[SEAL]	Notary Public in and for the State of Idaho
Idaho, residing at Osburn, ID.
My commission expires: 10/10/2012

3

EXHIBIT “A”
PREMISES

A parcel of land situated in the Northeast Quarter of the Southwest Quarter and the Northwest Quarter of the Southeast Quarter of Section 5, Township 48 North, Range 3 East, B.M., Shoshone County, Idaho and being more particularly described as follows:

Beginning at a point where the North-South centerline of said Section 5 intersects the Northerly right-of-way line of the I-90 frontage road, whence the South Quarter Corner of said Section 5 bears South 00°51'54" West, 1,486.88 feet distant (shown of record to be South 00°42' East, 1,485.00 feet);

Thence South 87°05'43" West, 191.87 feet along said Northerly right-of-way line;

Thence North 74°08'05" West, 369.76 feet along said Northerly right-of-way to a point on the Westerly boundary of a tract described in Deeds Book 77, page 66;

Thence North 12°34'20" East, 928.58 feet along said Westerly boundary to a point on the East-West centerline of said Section 5;

Thence North 88°41'55" East, 360.46 feet along said East-West centerline to the Center Quarter of said Section 5;

Thence North 88°41'55" East, 63.40 feet along said centerline;

Thence South 00°00'04" West, 1,010.12 feet to a point on the Northerly right-of-way of said I-90 frontage road;

Thence North 87°56'36" West, 78.61 feet along said right-of-way to the point of beginning.

EXHIBIT “B”
LEASE AGREEMENT

OUTDOOR GROUND LEASE

YESCO. YOUNG ELECTRIC SIGN COMPANY

Location No.	B279
Begin Payment	5-1-98 (Date)
End Payment	4-30-2008 (Date)

Effective this 27th day of January, 19 98

[illegible] Fred Forsberg + Linda Forsberg OP "Lessor," of Hwy. 10E
(Name) (Street Address)

City of Kellogg, County of Shoshone, State of Idaho Zip 83837

in consideration of the covenants herein, hereby grants to Young Electric Sign Company, "Lessee," the exclusive right to use and occupy the "Premise located at Hwy. 10E Street, in the City of Kellogg, County of Shoshone, State Idaho; the legal description of which is: Tax Lot #31 SE ¼ NE ¼ og SE ¼ section 5, Township 48, Range 3

Said grant is made for the purpose of allowing Lessee to erect and maintain thereon outdoor advertising structures, displays and devices ("the Sign including necessary equipment, for a period of ten years from the date hereof (the "Initial Term"). As rental for the Premises, easements and rights here provided, Lessee shall pay to Lessor the sum of Ten Dollars ($10.00) for the time period from the date of commencement of this lease to the first day of t first month following erection of the Sign, and the sum of $ 1,500.00 per year thereafter during the time that Lessee's Sign permanently occupi the Premises, for the Initial Term of this lease and any extensions hereof. Rental shall be paid to Lessor in (annual) (semi-annual) (quarterly) (month payments of $ 1,500.00 each, in advance. Lessee has an option to extend this lease for an additional period equal to the Initial Term, on the sam terms and conditions, which may be exercised upon written notice to Lessor at Lessor's mailing address shown below, or to his successor, at least sixty (6 days prior to the expiration of the Initial Term. This lease shall automatically extend for successive terms of one (1) year each from the expiration of the init or additional term, until terminated (only at the anniversary date) by either party upon written notice given to the other party at least sixty (60) days prior.

It is further agreed:

A. Although signed by a salesperson of Lessee, this agreement shall not be binding upon Lessee for any purpose until the same is executed by executive officer or another authorized agent of Lessee. When this agreement is fully executed, the undersigned, for the respective parties, represent a warrant that they are duly authorized to execute this agreement in either their individual or representative capacity as indicated, and that this agreemen enforceable according to its terms. Lessor will give Lessee written notice of any change in ownership of the Premises and/or assignment of this agreeme and Lessor's obligations hereunder shall run with the land and bind Lessor's successors in interest, if any. Lessor warrants that he has good title to t Premises and that Lessee will not be disturbed in its occupancy or quiet enjoyment of the Premises during the term of this agreement.

B. In the event the site actually occupied by the Sign is improved by the erection thereon of a permanent building which reasonably and in good fa cannot be advantageously placed elsewhere on the Premises, Lessor may cancel this agreement by refunding to Lessee all unearned prepaid rent, and giving ninety (90) days written notice of said intention to build; PROVIDED, however, that Lessee shall be required to vacate the building site only in sufficie time so as not to materially obstruct building operations, and if construction has not commenced within the referenced ninety (90) days, this agreement sh continue in full force and effect. In the event the Sign is removed pursuant to the terms of this paragraph, but the proposed building is not erected, Lessee m reinstall the Sign and this agreement shall continue in force for the Initial Term (and extension(s) thereof if applicable), and Lessor shall reimburse Less for all expenses of removal and reinstallation. In the event the Premises continues to have advertising value after the completion of the building, then t agreement may (at the option of and upon written notice by Lessee) continue in effect and the Sign may be relocated on the Premises to a place of Lessee's cho

C. Lessee may terminate this agreement by giving thirty (30) days written notice to Lessor if the advertising value of the Premises is diminished any of the following events: (1) the enactment and/or enforcement of any law, statute, ordinance, rule, regulation or restriction which may prevent or interfe with erection and/or maintenance of Lessee's Sign; (2) if, in the opinion of Lessee, the Sign becomes entirely or partially obstructed for any reason, regardle of fault; (3) diversion of traffic for any reason. Lessor shall not obstruct or permit anyone else to obstruct the subject Sign in any manner whatsoever.

D. The Sign and the associated permits are and shall remain the property of Lessee, and Lessee may remove the same from the Premises at any tim In the event this agreement is terminated before the expiration of its term (or renewal hereof), Lessor shall refund to Lessee all unearned prepaid ren

E. For a period of five years subsequent to the date of termination of this agreement, Lessor shall not lease the Premises for advertising purpos to any party except Lessee. In the event that Lessor, during the term of this agreement, receives a bona fide offer to purchase the Premises which Less desires to accept, Lessor shall, in writing, forthwith offer the property on which the Sign is located, to Lessee on the same terms and conditions, and Less if it so elects, shall thereafter have thirty (30) days in which to finalize with Lessor an agreement to purchase. Both Lessor and Lessee clearly understand neither is bound by any warranties, representations, covenants, or agreements except as specifically set forth herein. This Lease agreement is binding successors, heirs, and assigns of the parties.

F. Lessee shall have full access to the Sign site for installing, servicing, and removing the Sign, and for all associated purposes. Also, Lessee m illuminate the Sign, and Lessor shall grant the necessary rights and easements, and otherwise execute such additional documents as may be thus necess or desirable. Lessee may trim, cut or remove any shrubs or trees it deems necessary in order to maintain its Sign and/or the Sign's effectiveness. Less shall obtain all licenses and permits required, and shall pay all fees caused by Lessee's use of the Premises. Lessee shall hold Lessor harmless from damag to persons or property by reason of accidents resulting from the negligence or willful acts of its agents and employees in the erection, maintenance, rep or removal of the Sign. If legal action is initiated by either party to enforce the provisions herein, the prevailing party shall recover its costs, including reasonable attorney's fee, from the defaulting party. This agreement constitutes the entire agreement between the parties and will not be modified or amend except in writing and signed by the parties hereto.

G. Special Provisions:

Salesperson Brent Smith

Accepted for,
YOUNG ELECTRIC SIGN COMPANY

By [signature]

Outdoor Manager

Lessor's Name [illegible] Fred Forsberg + Linda OP

By [signature] (Signature) (Title)

Fed. ID # or Social Security # 518-56-8115

Mailing Address Box 1081

City Pinehurst, State Idaho Zip 83850

1-4 784-0581

OUTDOOR GROUND LEASE

YESCO. YOUNG ELECTRIC SIGN COMPANY

Location No. B279

Begin Payment 5-1-98 (Date)

End Payment 4-30-2008 (Date)

Effective this 27th day of January 19 98

[redacted] Fred Forsberg + LINDA FORSBERG Lessor, of Hwy. 10E
(Name) (Street Address)

City of Kellogg County of Shoshone State of Idaho Zip 83837

in consideration of the covenants herein, hereby grants to Young Electric Sign Company, "Lessee," the exclusive right to use and occupy the "Premises" located at Hwy. 10E Street, in the City of Kellogg County of Shoshone State of Idaho ; the legal description of which is: Tax Lot #31 SE ¼ NE ¼ og SE ¼ section 5, Township 48, Range 3

Said grant is made for the purpose of allowing Lessee to erect and maintain thereon outdoor advertising structures, displays and devices ("the Sign"), including necessary equipment, for a period of ten years from the date hereof (the "Initial Term"). As rental for the Premises, easements and rights herein provided, Lessee shall pay to Lessor the sum of Ten Dollars ($10.00) for the time period from the date of commencement of this lease to the first day of the first month following erection of the Sign, and the sum of $ 1,500.00 per year thereafter during the time that Lessee's Sign permanently occupies the Premises, for the Initial Term of this lease and any extensions hereof. Rental shall be paid to Lessor in (annual) (semi-annual) (quarterly) (monthly) payments of $ 1,500.00 each, in advance. Lessee has an option to extend this lease for an additional period equal to the Initial Term, on the same terms and conditions, which may be exercised upon written notice to Lessor at Lessor's mailing address shown below, or to his successor, at least sixty (60) days prior to the expiration of the Initial Term. This lease shall automatically extend for successive terms of one (1) year each from the expiration of the initial or additional term, until terminated (only at the anniversary date) by either party upon written notice given to the other party at least sixty (60) days prior.

It is further agreed:

A. Although signed by a salesperson of Lessee, this agreement shall not be binding upon Lessee for any purpose until the same is executed by an executive officer or another authorized agent of Lessee. When this agreement is fully executed, the undersigned, for the respective parties, represent and warrant that they are duly authorized to execute this agreement in either their individual or representative capacity as indicated, and that this agreement is enforceable according to its terms. Lessor will give Lessee written notice of any change in ownership of the Premises and/or assignment of this agreement, and Lessor's obligations hereunder shall run with the land and bind Lessor's successors in interest, if any. Lessor warrants that he has good title to the Premises and that Lessee will not be disturbed in its occupancy or quiet enjoyment of the Premises during the term of this agreement.

B. In the event the site actually occupied by the Sign is improved by the erection thereon of a permanent building which reasonably and in good faith cannot be advantageously placed elsewhere on the Premises, Lessor may cancel this agreement by refunding to Lessee all unearned prepaid rent, and by giving ninety (90) days written notice of said intention to build; PROVIDED, however, that Lessee shall be required to vacate the building site only in sufficient time so as not to materially obstruct building operations, and if construction has not commenced within the referenced ninety (90) days, this agreement shall continue in full force and effect. In the event the Sign is removed pursuant to the terms of this paragraph, but the proposed building is not erected, Lessee may reinstall the Sign and this agreement shall continue in force for the Initial Term (and extension(s) thereof if applicable), and Lessor shall reimburse Lessee for all expenses of removal and reinstallation. In the event the Premises continues to have advertising value after the completion of the building, then this agreement may (at the option of and upon written notice by Lessee) continue in effect and the Sign may be relocated on the Premises to a place of Lessee's choice.

C. Lessee may terminate this agreement by giving thirty (30) days written notice to Lessor if the advertising value of the Premises is diminished by any of the following events: (1) the enactment and/or enforcement of any law, statute, ordinance, rule, regulation or restriction which may prevent or interfere with erection and/or maintenance of Lessee's Sign; (2) if, in the opinion of Lessee, the Sign becomes entirely or partially obstructed for any reason, regardless of fault; (3) diversion of traffic for any reason. Lessor shall not obstruct or permit anyone else to obstruct the subject Sign in any manner whatsoever.

D. The Sign and the associated permits are and shall remain the property of Lessee, and Lessee may remove the same from the Premises at any time. In the event this agreement is terminated before the expiration of its term (or renewal hereof), Lessor shall refund to Lessee all unearned prepaid rent.

E. For a period of five years subsequent to the date of termination of this agreement, Lessor shall not lease the Premises for advertising purposes to any party except Lessee. In the event that Lessor, during the term of this agreement, receives a bona fide offer to purchase the Premises which Lessor desires to accept, Lessor shall, in writing, forthwith offer the property on which the Sign is located, to Lessee on the same terms and conditions, and Lessee, if it so elects, shall thereafter have thirty (30) days in which to finalize with Lessor an agreement to purchase. Both Lessor and Lessee clearly understand that neither is bound by any warranties, representations, covenants, or agreements except as specifically set forth herein. This Lease agreement is binding on successors, heirs, and assigns of the parties.

F. Lessee shall have full access to the Sign site for installing, servicing, and removing the Sign, and for all associated purposes. Also, Lessee may illuminate the Sign, and Lessor shall grant the necessary rights and easements, and otherwise execute such additional documents as may be thus necessary or desirable. Lessee may trim, cut or remove any shrubs or trees it deems necessary in order to maintain its Sign and/or the Sign's effectiveness. Lessee shall obtain all licenses and permits required, and shall pay all fees caused by Lessee's use of the Premises. Lessee shall hold Lessor harmless from damages to persons or property by reason of accidents resulting from the negligence or willful acts of its agents and employees in the erection, maintenance, repair or removal of the Sign. If legal action is initiated by either party to enforce the provisions herein, the prevailing party shall recover its costs, including a reasonable attorney's fee, from the defaulting party. This agreement constitutes the entire agreement between the parties and will not be modified or amended except in writing and signed by the parties hereto.

G. Special Provisions:

Salesperson Brent Smith

Accepted for:
YOUNG ELECTRIC SIGN COMPANY

By

(Title)

Lessor's Name [redacted] Fred Forsberg

By [signature] (Signature) (Title)

Fed. ID # or Social Security # 578-56-8115

Mailing Address Box 1081

City Pinehurst State Idaho Zip 83850

Telephone No.: (208) 784-0381

2267 IM/5-95

ASSIGNMENT OF TRADE NAMES

Seller hereby assigns its right, title, and interest in and to the following names to United Mine Services, Inc., free and clear of all claims and encumbrances:

•	Mine Fabrication & Machine, Inc.
•	Mine Fabrication & Machine
•	Mine Fab & Machine, Inc.
•	Mine Fab & Machine
•	Mine Fabrication and Machine, Inc.
•	Mine Fabrication and Machine
•	Mine Fab and Machine, Inc.
•	Mine Fab and Machine
•	Mine Fab

Forsberg Investments, Inc., Seller

Signed:	FRED A. FORSBERG
By: Fred A. Forsberg, President

ASSET PURCHASE AGREEMENT
SCHEDULE 2.12

INSURANCE POLICIES

EMC Insurance Companies

B U S I N E S S   P R O T E C T I O N   P O L I C Y
C O M M O N   D E C L A R A T I O N S

POLICY PERIOD
FROM: SEE SECTION DECLARATIONS   TO: 01/10/10
12:01 A.M. STANDARD TIME
AT YOUR MAILING ADDRESS SHOWN BELOW
(UNLESS CHANGED ON THE SECTION DECLARATIONS)

ACCOUNT NUMBER
3 X 4 - 9 7 - 6 3 - [illegible]

N A M E D I N S U R E D :	P R O D U C E R :
MINE FABRICATION AND MACHINE SHOP	ROSSI INSURANCE
PO BOX 1081	607 BANK ST
PINEHURST ID 83850-1081	PO BOX 439
	WALLACE ID 83873 0439

AGENT: AP-0998-0
AGENT PHONE: 208-752 1183
CLAIM REPORTING: 888-[illegible]

INSURED IS: CORPORATION   BUSINESS DESC: FABRICATION/MACHINE SHOP

IN RETURN FOR THE PAYMENT OF THE PREMIUM, AND SUBJECT TO ALL THE TERMS OF THIS POLICY, WE AGREE WITH YOU TO PROVIDE THE INSURANCE AS STATED IN THIS POLICY. THIS POLICY CONSISTS OF THE FOLLOWING COVERAGE PARTS FOR WHICH A PREMIUM IS INDICATED. THIS PREMIUM MAY BE SUBJECT TO ADJUSTMENT. THE COMPANY AFFORDING COVERAGE IS DESIGNATED BY THE NAME IN THE DECLARATIONS OR INFORMATION PAGE FOR EACH SECTION OF THE POLICY.

S E C T I O N	C O V E R A G E	P R E M I U M
1	PROPERTY	$ [illegible].00
2	LIABILITY	4,350.00
3	CRIME	NO COVERAGE
4	INLAND MARINE	NO COVERAGE
5	AUTOMOBILE	3,[illegible].00
6	WORKERS' COMPENSATION	NO COVERAGE
7	UMBRELLA	NO COVERAGE
8	OTHER -	
	ESTIMATED TOTAL POLICY PREMIUM	$ [illegible]

FORMS APPLICABLE TO ALL SECTIONS EXCEPT:
1. WORKERS' COMPENSATION
2. WHEN EXCLUDED ON SECTION DECLARATIONS
IL0017(11/98) IL[illegible](12/98)*
IL7613(01/99)

THE ADDRESS AND TELEPHONE NUMBER OF THE SERVICING COMPANY IS:
EMC INSURANCE COMPANIES   PHONE: (701) [illegible]
PO BOX 1897
BISMARCK, ND. 58502-1897

PLACE OF ISSUE: BISMARCK, ND
DATE OF ISSUE: 12/11/08   COUNTERSIGNED BY: [signature]
FORM: IL[illegible] ED. 09-00   12/11/08   CC   [illegible]

GSS 3/30/09   [initials] 3/26/09

ASSET PURCHASE AGREEMENT
SCHEDULE 2.13

CONTRACTS & PURCHASE ORDERS

1.	Contract with F&H Mine Supply regarding Gardner Denver TUL Underground Jack Legs and Midwest Underground TFL Underground Jack Legs.

Seller has a contract with F&H Mine Supply regarding TFL and TUL drill machine legs and component parts as follows:

(a)	F&H Mine Supply has the exclusive rights to market and sell the above-listed products.

(b)           Seller agrees to sell the above listed products exclusively to F&H Mine Supply.

(c)           Pricing is as negotiated between the Seller and F&H Mine Supply.

(d)           Payment is due by F&H Mine Supply within 30 days of delivery.

(e)	To the best of Seller’s knowledge and without investigation, there is no agreed period of time this under this Contract for which either F&H Mine Supply or Seller is bound.

(f)	Seller has been unable to locate its copy of any written contract. That suggests that there may be no written contract.

2.           Contract with F&H Mine Supply regarding Dywidag Rock Bolt Products.

Seller has a contract with F&H Mine Supply for Dywidag rock bolt products as follows:

(a)	F&H Mine Supply purchases all Dywidag rock bolt products from Dywidag System, Inc.

(b)
Dywidag rock bolt products are delivered to Seller by F&H Mine Supply and maintained in a separate inventory owned by F&H Mine Supply. F&H Mine Supply has full authority to perform inventory counts on Seller’s premises at any time. As provided in Section 2.20 of the Asset Purchase Agreement, no shortage exists in any finished goods owned by F&H Mine Supply stored upon the Real Property or otherwise, or any other item of personal property owned

GSS	FF LF
3/30/09	3/26/09

by another for which the Seller is accountable to another. Without limiting the foregoing, all items of personal property for which the Seller is accountable under any bailment agreement, consignment contract, loan program, or otherwise are fully accounted for with no shortages or missing or lost items, are in workable, usable, and saleable condition, and have suffered no damage or deterioration.

(c)
Seller processes F&H Mine Supply inventory as needed, and when Dywidag rock bolt products are ordered from local (Idaho) customers, Seller informs F&H Mine Supply for billing purposes (i.e., F&H Mine Supply bills Seller for F&H Mine Supply inventory processed by Seller, unless the product is being processed for an out-of-state customer, in which case F&H Mine Supply does not bill Seller for F&H Mine Supply inventory used, but the reduction in inventory is noted in writing by Seller).

(d)
Dywidag butterfly plates are not kept on Seller’s premises, and hence, they are not maintained as part of F&H Mine Supply’s inventory on Seller’s premises. Dywidag butterfly pates are furnished to Seller by F&H Mine Supply when they are ordered by Seller’s local (Idaho) customers for delivery by Seller.

(e)	Seller cuts Dywidag rods (bars) to various lengths as required. The rods are banded and nuts are installed on them, normally 100 nuts per bundle.

(f)	For local (Idaho) customers, Seller delivers the finished products to local mining companies and Seller bills those customers.

(g)
For out-of-state (non-Idaho) customers, the finished products are picked up from the Seller by F&H Mine Supply, and Seller bills F&H Mine Supply for the processing the materials, and such billing does NOT include the price of any F&H Mine Supply inventory used.

(h)	Seller’s cost for Dywidag products (paid to F&H Mine Supply for local Idaho customer purchase orders) is as follows:

DDBP12X11	BUTTERFLY PLATE 12” X 11”	$2.54 each
DDBP11X16	BUTTERFLY PLATE 11” X 16”	$3.90 each
DD748BAR	DYWIDAG #7 BAR X 48 FT	$1.55 per linear foot
DD7N	DYWIDAG NUT, #7 DOMED	$1.66 each
DD848	DYWIDAG #8 BAR X 48 FT	$2.05 per linear foot
DD8N	DYWIDAG NUT, #8 DOMED	$2.13 each
DD8C	DYWIDAG COUPLERS, #8	$4.10 each

(i)
For local (Idaho) customers, Seller’s billing is at regular shop rates, which are subject to change depending on Seller’s cost of F&H Mine Supply inventory used, market conditions, etc. Currently, Seller’s prices for Dywidag products delivered to local (Idaho) customers is as follows:

BUTTERFLY PLATE 12” X 11” (a.k.a. a 12x12)	$ 3.65 each
BUTTERFLY PLATE 11” X 16” (a.k.a a 12x16)	$ 4.99 each
DYWIDAG #7 ROD X 4 FT w/NUTS	$ 9.89 set
DYWIDAG #7 ROD X 6 FT w/NUTS	$13.45 set
DYWIDAG #7 ROD X 8 FT w/NUTS	$17.02 set
DYWIDAG #7 ROD X 12 FT w/NUTS	$27.64 set
DYWIDAG NUT, #7 DOMED	$ 1.89 each
DYWIDAG #8 ROD X 4 FT	$10.94 each
DYWIDAG #8 ROD X 6 FT	$15.96 each
DYWIDAG #8 ROD X 8 FT	$20.98 each
DYWIDAG #8 ROD X 12 FT	$31.27 each
DYWIDAG NUT, #8 DOMED	$ 2.56 each
DYWIDAG COUPLERS #8	$ 5.13 each

**If a Dywidag #7 rod is sold without the nuts, the nut price of $1.89 is simply subtracted from the set prices above.  The prices for sale of Dywidag #8 products listed above do NOT include #8 nuts.

(j)
For Dywidag products to be processed by Seller and delivered by F&H Mine Supply to out-of-state (non-Idaho) customers, Seller bills F&H Mine Supply sixty-five cents ($.65) for each #7 rod cut that is less than ten (10) feet in length; eighty-five cents ($.85) for each #7 rod cut that is ten (10) feet or longer in length; eighty-five cents ($.85) for each #8 rod cut that is less than ten (10) feet in length; and one dollar and ten cents ($1.10) for each #8 rod cut that is ten (10) feet or longer in length in length.

(k)           Payment is due by customer within 30 days of delivery.

(l)	To the best of Seller’s knowledge and without investigation, there is no agreed period of time this under this Contract for which either F&H Mine Supply or Seller is bound.

(m)	Seller has been unable to locate its copy of any written contract. That suggests that there may be no written contract.

3.
F&H Mine Supply’s open Purchase Order with Seller, Purchase Order #59831, in an amount of $39,500.00, for 10,000 HP316 Hanger Plates, at a price of $3.95 per plate. Seller has completed 55% of this Purchase

Order, with delivery of 2,500 plates to F&H Mine Supply on March 13, 2009, and delivery of another 3,000 plates to F&H Mine Supply on March 23, 2009. Seller anticipates that the remaining 45% of the Purchase Order will be completed on before March 31, 2009. There is no promised date for completion this Purchase Order. A copy of Purchase Order #59831 is attached hereto. Payment is due by customer within 30 days of each delivery of product to customer.

4.
The New Bunker Hill Mine’s contract with Seller for rebuild of a Andergay Dynamic Pulverizer (rotary crusher) mounted on a trailer, at an estimated total contract price of $22,000 (see copy of attached proposal). Seller is responsible solely for the portion of the contract listed under the “Mine fab basic fabrication quote” in the attached proposal dated June 23, 2008. The latter portion of the contract, titled “tooling and crusher blocks with personal shop time” and “design and drawings” has been completed by Zephyr Design & Engineering. The New Bunker Hill Mining Company paid $10,000 towards the total contract price on Invoice #43925 (copy attached), leaving a balance of approximately $12,000 when the contract is completed. Seller anticipates that the contract will be completed by March 31, 2009. The estimated time to finish the work required under this contract is fifty (50) hours, billable at a rate of $68.00 per hour, for a total of $3,800; therefore, this contract is approximately 83% complete. There is no promised date for completion of this contract. Payment is due by the customer within 30 days of delivery.

5.
Hojem Redemption Agreement (pursuant to which 25,000 Shares of Seller’s Stock owned by Carl and Tina Hojem were redeemed by the Seller on May 1, 1998). This Agreement is now complete. A copy of this Agreement could not be readily found to obtain the exact title of the document.

6.
Stock Purchase and Sale Agreement dated April 11, 2007, under which any obligation of the Seller shall terminate upon Closing and concurrent execution of the Exhibit “H” Mutual Release and Settlement of All Claims.

ASSET PURCHASE AGREEMENT
SCHEDULE 2.17

DISCLOSURE OF NON-CONFORMITY WITH BUSINESS DEVELOPMENT PERMITS

1.
When the newest addition (tallest portion) to the welding shop located on the Real Property was constructed during 1999, as conditions of the Business Development Permit (building permit) approved by the City of Kellogg Planning and Zoning Department on February 16, 1999 (a copy of which is attached), Seller and/or Forsbergs were required to install slats in its existing chain link fence across the front of the Real Property (along the southern edge of the Real Property running parallel to Sliver Valley Road), construct a sidewalk or paved path across the front of the property (along the southern edge of the Real Property running parallel to Sliver Valley Road) within five years from approval of the building permit with all adjacent landowners, and plant and maintain new landscaping (trees). Trees were planted and have been maintained; however, to date, Seller and/or Forsbergs have neither installed slats in the fence nor constructed said paved path or sidewalk, but an occupancy permit was nonetheless issued following completion of construction of the addition to the building.  Currently, there is no sidewalk or paved path adjacent to the Real Property that would connect into a sidewalk or paved path built along the southern edge of the Real Property, including adjacent property on which Dave Smith Motors Operates.  Neither Seller nor Forsbergs have had any communications with the City of Kellogg Planning and Zoning Commission regarding its failure to install slats in its existing chain link fence or failure to construct a paved path or sidewalk along the Real Property.

2.
When a permit for expanded use was applied for by one of the Seller’s and/or Frosbergs’ tenants, as conditions of the Business Development Permit (expanded use permit) approved by the City of Kellogg Planning and Zoning Department for expansion of the use of the current paint shed on the Real Property to include a truck and car repair business operated by a former tenant on June 24, 1999 (a copy of which is attached), Forsbergs and/or Tenant were required to preserve existing trees, construct a sidewalk within 4 years of approval of the permit, and install adequate site lighting for the security of their patrons, property, and employees. While Seller and Forsbergs have preserved existing trees, no sidewalk has been constructed. Currently, there is no sidewalk or paved path adjacent to the Real Property that would connect into a sidewalk or paved path built along the southern edge of the Real Property, including adjacent property on which Dave Smith Motors Operates. Neither Seller nor Forsbergs have had any communications with the City of Kellogg Planning and Zoning Commission regarding its failure to construct a sidewalk along the Real Properly since August 2, 2004 (a copy of the letter received by Seller and Forsbergs on that date is attached hereto).

GSS	FF LF
3/30/09	3/26/09

03/24/2009 13:29 2087867581 MINEFABRICATION PAGE 01

Kellogg Planning and Zoning Commission
323 MAIN STREET
KELLOGG, IDAHO 83837
(208) 783-7751

Walter J. Hadley
Planning Administrator

August 2, 2004

ATTN.: Fred Forsberg
Mine Fabrication and Machine Inc.
P. O. Box 1081
Pinehurst, ID 83850

Dear Mr. Forsberg:

On June 24, 1999 a permit was issued for a business operating in your building at 51275 Silver Valley Road, Building A. A condition of approval for the business development permit approval was that a sidewalk shall be constructed as coordinated with the City within 4 years of this approval. Dave Smith Motors receive a similar business development permit approval with the same stipulation.

Dave Smith Motors has been notified of this requirement (Darren Arave is our contact). Possibly it would be a benefit to both of you if you work together on this project.

If you have any questions, or if you would like to discuss the matter further, please contact me.

Sincerely,

Walter J. Hadley

Walter J. Hadley
Planning Administrator

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03/24/2009 13:29 2087867581 MINEFABRICATION PAGE 02

File No. BD-99-013

BUSINESS DEVELOPMENT PERMIT

City of Kellogg Planning and Zoning Department
323 Main Street
Kellogg, Idaho 83837
Phone: (208) 783-7751

OWNER NAME Dell Shockley Steve Vosburg PHONE: (208) 784-0402

OWNER ADDRESS Po Box 692

APPLICANT NAME: Dell Shockley PHONE: (208) 784-0402

APPLICANT ADDRESS Po Box 692 Kellogg Idaho 83837

SITE ADDRESS: 51275 blg A Silver Valley

LEGAL DESCRIPTION: (Attach if necessary) LOT ______ BLOCK ______

PARCEL NUMBER ______

LOT DIMENSIONS: ______ ZONING: M-1

FLOOD PLAIN DESIGNATION: AP

REQUEST: I Am a renter in this Building it is owned by Mine Fab

****

-FOR OFFICE USE ONLY-

DATE RECEIVED: 6/24/99 RECEIVED BY: WH

APPROVED ✓ REJECTED ___ BY Walter J. Hadley

COMMENTS: Approved for the operation of a truck/car repair operation, existing trees must be preserved and a sidewalk shall be constructed as coordinated with the city within 4 years of this approval. The applicant/owner shall also install adequate site lighting for the security of their patrons, property and employees

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BUSINESS DEVELOPMENT PERMIT

File No. ______

BUSINESS DEVELOPMENT PERMIT FEE: $100.00
W/ OCCUPANCY PERMIT: $125.00

Let me know how much I owe and I will pay you. Thanks

________CASH ________CHECK RECEIVED BY ____________________

ATTACHMENTS REQUIRED:

1. Statements
   - What type of business will be conducted at this site?

   - What impact will this business have on the area?

   - What is the applicant's relationship to the owner (If applicable)?

   - From owner allowing the proposed business (If applicable).

   -Number of employees (including owner(s).

2. Agency Review Checklist & Applicable Comments (Attached).

* *

All of the information, statements, and exhibits transmitted herewith are true to the best of my knowledge.

SIGNATURE: [signature]

DATE: 5/30/99

☺REMEMBER

WHEN YOU HAVE COMPLETED YOUR APPLICATION, PLEASE CALL AND SET A TIME TO MEET WITH THE PLANNING ADMINISTRATOR. THE PLANNING ADMINISTRATOR DETERMINES IF THE APPLICATION IS COMPLETE

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GUARANTY OF OBLIGATIONS OF STEWARTS

THE UNDERSIGNED, GREG STEWART and _____________ STEWART, husband and wife, do hereby, unconditionally guarantee payment when due by UNITED MINE SERIVCES, INC., an Idaho Corporation (“United Mine Services”), of each installment due on its two Promissory Notes, dated March 31, 2009, which are payable to the order of FORSBERG INVESTMENTS, INC., an Idaho Corporation formerly known as Mine Fabrication & Machine, Inc. (“Forsberg Investments”) in the principal sums of Four Hundred Eighty-five Thousand Dollars ($485,000.00) and Five Hundred Thousand Dollars ($500,000.00), respectively.

Upon default by United Mine Services in making any of the principal payments due on either or both of said Notes for a period of ten (10) days following hand delivery or mailing of a notice of default to Company by registered mail, the undersigned agrees that Forsberg Investments may, without seeking to collect any such due amounts from United Mine Services, demand and receive payment of all delinquent principal, and accrued interest, if any, due under either or both of the Notes from the undersigned.

The undersigned hereby agrees to pay all expenses incurred by Forsberg Investments in connection with the enforcement of Forsberg Investments’ rights under this Guaranty, as well as court costs, collection charges, and attorney fees and disbursements.

Nothing shall discharge or satisfy the liability of the undersigned hereon except the full performance or payment of the said obligation of United Mine Services.

If United Mine Services should at any time make a general assignment, or if a Petition in Bankruptcy, or any respect of United Mine Services, any and all obligations of the undersigned shall at the option of Forsberg Investments forthwith become due and payable.

Any notice required by law of any sale, public or private, of all or any part of the Collateral shall be deemed in all circumstances to have been given in a commercially reasonable manner if sent at least thirty (30) days prior to such sale by mail to the undersigned.

The undersigned agrees that the liability on this Guaranty shall be immediate.

Cessation of the liability of United Mine Services, for any reason other than full payment, or any extension, forbearance, change of rate of interest, or acceptance, release, or substitution of any security or obligors, or any impairment or suspension of

1

Forsberg Investments’ remedy or rights against United Mine Services shall not in anyway affect the liability of the undersigned hereunder.

If the either or both of the Promissory Notes which are the subject of the Guaranty lawfully pass to a holder other than Forsberg Investments the terms and obligations of this Guaranty shall automatically accrue to the benefit of such other holder without the necessity of Forsberg Investments’ rights under this Guaranty being formally assigned to such holder.

DATED this 31st day of March, 2009.

GREG STEWART
GREG STEWART

_______________________________
______________ STEWART

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BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS that FORSBERG INVESTMENTS, INC., an Idaho Corporation formerly known as Mine Fabrication & Machine, Inc. (hereinafter referred to as “Transferor”), for and in consideration of One million seven hundred thirty-five thousand Dollars ($1,735,000.00) and other good and valuable consideration, to it in hand given by UNITED MINE SERVICES, INC., an Idaho Corporation (hereinafter referred to as “Transferee”), the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign and convey unto Transferee, its heirs, executors, administrators, successors and assigns the inventory and assets as more fully described on the Exhibit “A” attached hereto.
EXCEPT for Transferor’s open purchase orders and executory contract obligations entered into in the normal course of business and existing at Closing, Transferee does not assume any liabilities or obligations of Transferor, or claims against or imposed on Transferee, of any nature, whether accrued, absolute, contingent or otherwise and whether a contractual, tax or other type of liability, obligation or claim.
To have and to hold the same to Transferee, its heirs, executors, administrators, successors and assigns forever, and Transferor does hereby covenant and agree to warrant and defend the sale of said property to Transferee against each and every person whomsoever lawfully claiming or claims to the same.
IN WITNESS WHEREOF, Transferor has executed this Bill of Sale as of the 31 day of March, 2009.

FORSBERG INVESTMENTS, INC.

FRED A. FORSBERG
By:	FRED A. FORSBERG, President

CERTIFICATE AS TO INVENTORY VALUE

THIS CERTIFICATE AS TO INVENTORY VALUE (the “Certificate”) is entered into this 31st day of March, 2009, by and between UNITED MINE SERVICES, INC., an Idaho corporation (the “Purchaser”), and FOSBERG INVESTMENTS, INC., an Idaho corporation formerly known as Mine Fabrication & Machine, Inc. (the “Seller”).

RECITALS:

WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement dated effective March 31, 2009, wherein Purchaser is acquiring, among other assets, all of Seller’s inventory existing on the date hereof (the “Inventory”).

WHEREAS, pursuant to Paragraph 1.4(a) of the Agreement, the portion of the purchase price allocated to inventory existing as of March 30, 2009 is, for each item of Inventory, to be the lesser of Seller’s actual cost of each item of inventory existing at Closing, or the fair market value of each item of inventory, as mutually agreed to between Purchaser and Seller. The aggregate of each item of Inventory so valued is referred to as the “Inventory Value”.

WHEREAS, the parties agree that the Inventory Value is to be determined by a physical inventory inspection conducted jointly by Purchaser and Seller on the day prior to Closing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Purchaser and Seller, jointly and severally, agree as follows:

1.           Inspection of Inventory. Purchaser and Seller hereby mutually agree that a physical inspection of Seller’s inventory has been conducted with Purchaser and Seller (or their officers, directors, and/or agents) present, effective on March 30, 2009 (“Inventory Date”).

2.           Value of Inventory. Purchaser and Seller hereby mutually determine, in good faith, that the Inventory Value of Seller’s Inventory existing on the Inventory Date is Two Hundred Thirty-five Thousand Dollars ($235,000.00). Purchaser and Seller agree that Inventory Value determined hereunder is not an appraisal of the Inventory, but is a mutual opinion of Purchaser and Seller of the estimated value of the Inventory.

3.           Binding Effect. This Certificate is binding upon and inures to the benefit of Purchaser and its successors and assigns, and Seller and its successors and assigns.

PURCHASER:		SELLER:

UNITED MINE SERVICES, INC.		FORSBERG INVESTMENTS, INC.

By	GREG STEWART	By	FRED A. FORSBERG
	Greg Stewart, President & CEO		Fred A. Forsberg, President